Exhibit 99.1

LEASE AGREEMENT

between

ECI SHERMAN PLAZA LLC

as “Landlord”

and

HEMACARE CORPORATION

as “Tenant”

i

INDEX OF DEFINED TERMS

Abated Rent	10
Additional Premises	7
Additional Premises Commencement Date	8
Additional Rent	12
Affiliate	36
Alterations	18
Arbitration Notice	25
Award	32
Balcony	20
Base Building	16
Base Operating Costs	10
Base Taxes	10
Broker	44
Building	7
Building Rules	43
Building Systems	16
Business Days	22
Business Hours	22
Claims	27
Commencement Date	8
Common Areas	1
Condemnation	32
Condemnor	32
Controls	21
Date of Condemnation	32
Delivery Deadline	7
Electrical/HVAC Contractors	24
Encumbrance	40
Environmental Losses	17
Environmental Requirements	16
Event of Default	36
Expiration Date	8
Fees	42
Government Use Approval	9
Handled by Tenant	16
Handling by Tenant	16
Hazardous Materials	16
Holdover Claims	40
HVAC	16
HVAC Electrical	22
Interest Rate	38
Landlord	7
Landlord Parties	18
Laws	10
Mortgagee	41
Notice of Cooling Failure	23
Notice of Self-Help	23
Objection Notice	14
Occupied Space	7
Office Buildings	1
Operating Costs	10
Parking Facility	7
Permitted Hazardous Materials	17
Premises	7
Project	7
Property	7
Property Manager	29
Proposed Transferee	33
Rent	14
Rental Tax	21
Representatives	17
Review Notice	13
Security Deposit	15
Self-Help Notification Numbers	23
Service Failure	24
Statement	13
Taxes	12
Telecommunication Provider	27
Tenant	7
Tenant Improvements	18
Tenant’s HVAC	22
Tenant’s Self-Help	24
Tenant’s Share	12
Tenant’s Taxes	21
Tenant’s Use Approval Deadline	9
Term	8
Termination Deadline	8
Trade Fixtures	20
Transfer	33
Transferee	34
Verification	13
Visitors	17

ii

BASIC LEASE INFORMATION

Lease Date:	February 10, 2006 for identification purposes only

Landlord:	ECI SHERMAN PLAZA LLC, a California limited liability company

Tenant:	HEMACARE CORPORATION, a California corporation

Project:

Two office buildings (the “Office Buildings”) located at 15350 Sherman Way and 15400 Sherman Way, Van Nuys, California, including “Common Areas” serving the Project, which Common Areas consist of: driveways, parking areas, sidewalks, landscaping and other common exterior areas available for use by occupants of the Project

Building Address:	15350 Sherman Way
Van Nuys, CA 91406

Rentable Area of Building:	121,028 rentable square feet

Initial Premises:	The “Initial Premises” consist of the following “Initial Ground Floor Premises” and the “Initial Third Floor Premises”
Initial Ground Floor Premises: Floor: A portion of the first (1st) floor, as further set forth in Exhibit A-1 attached hereto. Suite Number: 150 Rentable Area: 7,178 rentable square feet

Initial Third Floor Premises: Floor: A portion of the third (3rd) floor, as further set forth in Exhibit A-2 attached hereto. Suite Number: 320 Rentable Area: 4,455 rentable square feet

(The term “rentable square feet” is also sometimes called “RSF”)

Additional Premises:	Additional Premises: Floor: A portion of the third (3rd) floor, as further set forth in Exhibit A- 2 attached hereto. Suite Number: 360 Rentable Area: 8,011 rentable square feet

Commencement Date:	Initial Premises:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Initial Premises; or (ii) the date which is ninety (90) days after the later of (a) Landlord’s delivery of the Initial Premises in the shell condition described in Section 2.2 of the Construction Rider (attached as Exhibit B) or (b) the issuance of approvals from all governmental entities with jurisdiction to Tenant to conduct its medical uses at the Premises. The anticipated delivery date of the Initial Premises to Tenant in its shell condition is May 1, 2006.

Additional Premises
Commencement Date:

Additional Premises:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Additional Premises, or (ii) the date which is ninety (90) days after Landlord’s delivery of the Additional Premises in the shell condition described in Section 2.2 of the Construction Rider. The anticipated delivery date of the Additional Premises to Tenant in its shell condition is on or after June 1, 2006.

Expiration Date:	The last day of the one-hundred and twenty-eighth (128th) full calendar month (plus any first partial month) after the Commencement Date.

Term for Initial Premises:	Initial Premises:
	One-hundred and twenty-eight (128) full calendar months, plus any partial calendar month (“Partial Month”) immediately following the Commencement Date.

Term for Additional
Premises:	Additional Premises: Additional Premises Commencement Date, through the Expiration Date.

Base Rent:
	Initial Ground Floor Premises:
	Period	Base Rent/RSF/Mo.	Monthly Base Rent
	Commencement Date – Month 1	$0.00	$0.00
	Month 2	$1.45	$10,408.10
	Months 3-6	$1.70	$12,202.60
	Month 7	$0.00	$0.00

Month 8	$1.45	$10,408.10
Months 9-12	$1.70	$12,202.60
Month 13	$0.00	$0.00
Month 14	$1.50	$10,767.00
Months 15-18	$1.75	$12,561.50
Month 19	$0.00	$0.00
Month 20	$1.50	$10,767.00
Months 21-24	$1.75	$12,561.50
Months 25 - 36	$1.80	$12,920.40
Months 37 - 48	$1.85	$13,279.30
Months 49 - 60	$1.91	$13,709.98
Months 61 - 72	$1.97	$14,140.66
Months 73 - 84	$2.03	$14,571.34
Months 85 - 96	$2.09	$15,002.02
Months 97 - 108	$2.15	$15,432.70
Months 109 - 120	$2.21	$15,863.38
Months 121 - Expiration Date	$2.28	$16,365.84

Initial Third Floor Premises:
Period	Base Rent/RSF/Mo.	Monthly Base Rent
Commencement Date — Month 1	$0.00	$0.00
Months 2 - 6	$1.95	$8,687.25
Month 7	$0.00	$0.00
Months 8 -12	$1.95	$8,687.25
Month 13	$0.00	$0.00
Months 14 - 18	$2.01	$8,954.55
Month 19	$0.00	$0.00
Months 20 - 24	$2.01	$8,954.55
Months 25 - 36	$2.07	$9,221.85
Months 37 - 48	$2.13	$9,489.15
Months 49 - 60	$2.19	$9,756.45
Months 61 - 72	$2.26	$10,068.30
Months 73 - 84	$2.33	$10,380.15
Months 85 - 96	$2.40	$10,692.00
Months 97 - 108	$2.47	$11,003.84
Months 109 - 120	$2.54	$11,315.70
Months 121 - Expiration Date	$2.62	$11,672.10

	Additional Premises:
	Period	Base Rent/RSF/Mo.	Monthly Base Rent
	Additional Premises Commencement Date – Month 1	$0.00	$0.00
	Months 2 - 6	$1.95	$15,621.45
	Month 7	$0.00	$0.00
	Months 8 -12	$1.95	$15,621.45
	Month 13	$0.00	$0.00
	Months 14 -18	$2.01	$16,102.11
	Month 19	$0.00	$0.00
	Months 20 -24	$2.01	$16,102.11
	Months 25 - 36	$2.07	$16,582.77
	Months 37 - 48	$2.13	$17,063.43
	Months 49 - 60	$2.19	$17,544.09
	Months 61 - 72	$2.26	$18,104.86
	Months 73 - 84	$2.33	$18,665.63
	Months 85 – 96	$2.40	$19,226.40
	Months 97 - 108	$2.47	$19,787.17
	Months 109 - Expiration Date	$2.54	$20,347.94

Base Year:	The calendar year 2006

Tenant’s Share:	Initial Ground Floor Premises:
	Five and ninety-three hundredths percent (5.93%)

	Initial Third Floor Premises:
	Three and sixty-eight hundredths percent (3.68%)

	Additional Premises:
	Six and sixty-two hundredths percent (6.62%).

Security Deposit:

$48,456.65; and as security for Tenant’s obligations under this Lease, on execution of this Lease, Tenant shall deliver to Landlord a $725,000 letter of credit in accordance with the provisions of Article 4 of this Lease, as more particularly described in Section 39 of Exhibit D attached hereto.

Landlord’s Address for Payment of Rent:	ECI Sherman Plaza, LLC
c/o Cushman & Wakefield of California, Inc.
Department LA22273
Pasadena, California 91185-2273

Business Hours:	8:00 a.m. – 6:00 p.m., Monday through Friday, and
9:00 a.m. – 12:00 p.m., Saturday,

excluding nationally recognized public holidays, except those holidays which Landlord does from time to time provide services, which as of the date of this Lease, include: Martin Luther King, Jr. Day, Presidents’ Day and Veterans’ Day.

Landlord’s Address	ECI SHERMAN PLAZA LLC
for Notices:	c/o Embarcadero Capital Partners, LLC
1301 Shoreway Road, Suite 250
Belmont, CA 94002-4151
Attention: John Hamilton

with a copy to:

Ed Cherry, Esq.
Farella Braun & Martel, LLP
235 Montgomery Street, 30th Floor
San Francisco, CA 94104

Tenant’s Address	15350 Sherman Way, Suite 150
for Notices:	Van Nuys, CA 91406

with a copy to:

Lewitt, Hackman, Shapiro, Marshall & Harlan
16633 Ventura Boulevard, 11th Floor
Encino, CA 91436
Attn: Kevin Rex, Esq.

Broker(s):	Landlord: CB Richard Ellis, Inc.
Tenant: Lincoln Property Company Commercial, Inc.

Property Manager:	Cushman & Wakefield of California, Inc.

Additional Provisions:	Section 37: Parking
Section 38: Right of First Offer
Section 39: Letter of Credit
Section 40: Signage

Section 41: Generator
Section 42: Janitorial Services
Section 43: Extension Option

Exhibits:
Exhibit A - 1:	Initial Ground Floor Premises
Exhibit A - 2:	Initial Third Floor Premises, and Additional Premises
Exhibit B:	Construction Rider
Exhibit C:	Building Rules
Exhibit D:	Additional Provisions
Exhibit E:	Approved Letter of Credit Form
Exhibit F:	Form of Sublease Consent
Exhibit G:	Location of Generator

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1.                                       PREMISES. Effective as of the Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Initial Ground Floor Premises and the Initial Third Floor Premises (together, the “Initial Premises”), in the Office Building located at the address specified in the Basic Lease Information (the “Building”). Effective as of the Additional Premises Commencement Date, Landlord shall also lease to Tenant and Tenant shall also lease from Landlord the office space identified in the Basic Lease Information as the “Additional Premises”. The approximate configuration and location of the Initial Ground Floor Premises is shown on Exhibit A-1, and the approximate configuration and location of the Initial Third Floor Premises and the Additional Premises is shown on Exhibit A-2. Landlord and Tenant agree that the rentable area of the Initial Premises, the Additional Premises and the Building for all purposes under this Lease shall be the applicable Rentable Areas specified in the Basic Lease Information, absent manifest and material error. The Building, together with the parking facilities serving the Building (the “Parking Facility”), and the parcel(s) of land on which the Building and the Parking Facility are situated (collectively, the “Property”), is part of the Project, including the Parking Facility serving the Project, identified in the Basic Lease Information (the “Project”).

Notwithstanding the foregoing, Tenant acknowledges that Landlord’s obligation to deliver the Initial Premises and the Additional Premises (together, the “Occupied Space”) is contingent upon surrender of possession of the Occupied Space by the tenants in occupancy thereof pursuant to leases in effect as of the date of this Lease. In the event that for any reason whatsoever Landlord fails to deliver possession of any of the Occupied Space to Tenant by the estimated delivery dates set forth in the Basic Lease Information – Commencement Date, then this Lease shall not be void or voidable (except as set forth below) and in no event shall Landlord be liable to Tenant, and Tenant shall have no claim against Landlord, for any loss or damage resulting from such failure to deliver or any delay in delivery. Landlord shall use commercially reasonable efforts in good faith to cause the Initial Premises and the Additional Premises to be delivered on or about the estimated delivery dates (subject to Force Majeure and provided that in no event shall Landlord be obligated to commence or prosecute any legal action against the existing tenants for unlawful detainer or otherwise). If Landlord has not delivered the Occupied Space to Tenant by August 1, 2006, as such date may be extended by Force Majeure delays (such date, as so extended, the “Delivery Deadline” ), then for each day during the period commencing on the first day following the Delivery Deadline and ending on the date immediately preceding the Commencement Date, Tenant shall receive a rent credit equal to one (1) day’s monthly Base Rent otherwise payable for the Occupied Space commencing in the month immediately following the month in which Base Rent is otherwise first due under this Lease. After September 15, 2006, as such date may be extended by Force Majeure delays, then for each day during the period commencing on September 16, 2006 (as extended by Force Majeure delays), and ending on the date immediately preceding the Commencement Date, Tenant shall receive a rent credit equal to two (2) days’ monthly Base Rent otherwise payable for the Occupied Space commencing in the month immediately following the month in which Base Rent is otherwise first due under this Lease. The foregoing rent credit shall be applied as it accrues against all of Tenant’s rental obligations under the Lease in the order in which such obligations come due until such credit has been exhausted.

Landlord agrees to use commercially reasonable efforts to give Tenant written notice of the projected delivery date at least ten (10) days prior to the date when Landlord anticipates delivery of possession of any portion of the Premises to Tenant; provided, however, failure of Landlord to deliver any such notice shall not delay any such delivery date.

Further, if Landlord has not delivered both the Initial Premises and the Additional Premises to Tenant by November 1, 2006, as such date may be extended by Force Majeure delays (such date, as so extended, the “Termination Deadline”), Tenant may terminate this Lease without any liability to Landlord, by written notice to Landlord given at any time after the Termination Deadline until such time as Landlord delivers possession of the Initial Premises to Tenant. If Landlord delivers possession of the Initial Premises and the Additional Premises to Tenant and Tenant has not terminated this Lease within the time specified in the immediately preceding sentence, then Tenant’s right to terminate this Lease pursuant to the provisions of this paragraph shall become void.

If there are any Force Majeure delays under this Article 1 of this Lease, then within ten (10) Business Days following the expiration of the applicable Force Majeure delay, Landlord agrees to give Tenant written notice of such Force Majeure delay. Such notice by Landlord notice shall describe the Force Majeure delay, the beginning and end of such delay, and the resulting number of days of Force Majeure delay.

2.                                       TERM; POSSESSION. The term of this Lease (the “Term”) shall commence on the Commencement Date set forth in the Basic Lease Information (the “Commencement Date”) and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”). The Term of this Lease for the Additional Premises shall commence on the Additional Premises Commencement Date set forth in the Basic Lease Information (the “Additional Premises Commencement Date”) and, unless sooner terminated, shall expire on the Expiration Date. From and after the Commencement Date, Tenant shall comply with all the terms and provisions of this Lease, except for the obligation to pay Base Rent prior to the date such obligation commences under the terms of this Lease. During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date for any reason (including, without limitation, for purposes of constructing any improvements in accordance with the Construction Rider), Tenant shall comply with and be bound by all the terms and provisions of this Lease, except those provisions requiring the payment of Base Rent. Tenant shall provide to Landlord all insurance certificates required of Tenant under this Lease prior to Tenant entering into the Premises. At any time during the Term, Landlord may complete and deliver to Tenant a document evidencing the dates of the beginning and end of the Term, and the Commencement Date for the Initial Premises and the Additional Premises Commencement Date for the Additional Premises, and the Expiration Date, which document shall be deemed conclusive unless Tenant shall notify Landlord of any disagreement therewith within ten (10) days of receipt.

Tenant shall make commercially reasonably, good-faith efforts to obtain all governmental approvals (“Government Use Approval”) required for Tenant to conduct its intended medical uses in the Premises from all governmental entities with jurisdiction, by the estimated delivery date for the Initial Premises. Tenant shall provide Landlord with a copy of all correspondence received from applicable governmental entities regarding the Government Use Approval, Tenant shall retain a permit consultant to usher the necessary applications through the approval process, Tenant shall provide Landlord with a copy of all applications submitted by Tenant, and, if necessary to obtain the required Government Use Approval prior to the estimated delivery date for the Initial Premises, Tenant shall pay the premiums established by the applicable governmental entities that allow approval of permit applications on an expedited basis. Tenant shall provide Landlord with a copy of the approved permit immediately upon receipt from the applicable governmental entity. If on or before June 1, 2006 (“Tenant’s Use Approval Deadline “) Tenant does not give Landlord written notice that Tenant has obtained the Government Use Approval, then Landlord shall have the right to terminate this Lease by written notice to Tenant given within ten (10) Business Days following Tenant’s Use Approval Deadline.

If either (a) Landlord terminates this Lease because Tenant has not obtained the Government Use Approval on or before Tenant’s Use Approval Deadline, or (b) Tenant terminates this Lease because Landlord has failed to deliver possession of the Initial Premises and the Additional Premises to Tenant by the Termination Deadline, then promptly after either such termination Landlord shall return to Tenant all sums paid by Tenant to Landlord, including the Security Deposit, the Letter of Credit, and the construction management fee, if previously paid by Tenant to Landlord.

In addition, if Tenant terminates this Lease because Landlord has failed to deliver possession of the Initial Premises and the Additional Premises to Tenant by the Termination Deadline, then in Landlord shall pay one half (1/2) of Tenant’s out of pocket fees and charges that Tenant has paid to the Space Planner (as defined in Exhibit B attached to this Lease) within thirty (30) days after Tenant delivers to Landlord copies of the invoices from the Space Planner for such fees and charges, showing in detail the dates and the explanation associated therewith for such fees and charges.

3.                                       RENT.

3.1                                 Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease. Base Rent for any Partial Month shall be prorated based on the actual number of days in the calendar month.

As set forth in the Basic Lease Information (Base Rent), provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to partially abate Tenant’s obligation to pay Base Rent, as follows:

(a)  the Initial Ground Floor Premises for the 1st, 7th, 13th, and 19th months, in the amount totaling $56,419.08 for the Initial Ground Floor Premises;

(b)  the Initial Third Floor Premises for the 1st, 2nd, 7th, 8th, 13th, 14th, 19th, and 20th months, in the amount totaling $35,283.60 for the Initial Third Floor Premises; and,

(c)  the Additional Premises for the 1st, 7th, 13th, and 19th months in the amount totaling $63,447.12 for the Additional Premises.

The total amount of Abated Rent for the Initial Premises and the Additional Premises, as provided above, is $155,149.80 (the “Abated Rent”). During any months where the Base Rent is partially or entirely abated, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of default by Tenant under the terms of this Lease that results in an early termination pursuant to the provisions of Section 15 of this Lease below, then as part of the recovery set forth in Section 15 of this Lease, Landlord shall be entitled to the recovery of the Abated Rent.

3.2                                 Additional Rent:  Increases in Operating Costs and Taxes.

(a)                                  Definitions.

(1)                                  “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

(2)                                  “Base Taxes” means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

(3)                                  “Operating Costs” means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for:  (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Property, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Property, and not materially greater than compensation of persons performing similar duties at comparable buildings in the competing marketplace; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”); (G) amortization of capital improvements made after the Base Year and required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, or otherwise for the safety, comfort and convenience of tenants, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (H) an office in the Project for the management of the Project, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes, provided that the costs of a management office included in Operating Costs shall be limited to 1,600 rentable square feet of space, and the rental value for such office shall not exceed the fair market rental value; (I) property management fees; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes, but excluding such service performed at the ownership level, as opposed to the property level; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building’s share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the Common Areas of the Project and any fitness center or conference center in the Project); and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Property is less than ninety-five percent (95%) shall be calculated based upon the Operating Costs that would have been incurred if the Property had an average occupancy of ninety-five percent (95%) during the entire calendar year.

Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Property; (iv) costs of tenant improvements for Tenant or other tenants of the Property; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Property other than through payment of tenants’ shares of Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Property or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (viii) ground rent; (ix) costs, fines or penalties incurred due to Landlord’s violation of any Law; (x) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation of the Building, including without limitation partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, and costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building; (xi) amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Land, the Building or the Premises (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord; and (xii) Landlord’s costs of electricity and janitorial services provided to other tenants’

or occupants’ premises but that are not provided to Tenant, provided that this exclusion from Operating Costs shall apply only to the Initial Ground Floor Premises. Landlord shall calculate Operating Costs separately for the Initial Ground Floor Premises, and Landlord’s statement provided to Tenant pursuant to Section 3.2(b)(3), below, shall separate the Operating Costs attributable to the Initial Ground Floor Premises from the Operating Costs attributable to the remainder of the Premises.

(4)                                  “Taxes” means:  all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8 - Tenant’s Taxes), “Tenant’s Taxes” shall be excluded from Taxes.

(5)                                  “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information, or as modified by Landlord’s notice delivered to Tenant pursuant to Section 3.1 of this Lease. If the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b)                                 Additional Rent.

(1)                                  Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes. Tenant shall not be obligated to commence paying to Landlord Additional Rent for the Additional Premises until twelve (12) months after the Additional Premises Commencement Date. Notwithstanding anything to the contrary in this Lease, Tenant shall not be obligated to pay for Tenant’s Share of any property management fees in excess of three percent (3%) of Tenant’s total Monthly Base Rent and total Additional Rent for the Premises.

(2)                                  Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3)                                  As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto (the “Statement” ). Unless Tenant raises any objections to the Statement within sixty (60) days after receipt of the same, such Statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such Statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such Statement within such sixty (60) day period, then Landlord shall provide Tenant with reasonable verification (the “Verification” ) of the figures shown on the Statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to the Statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on the Statement, nor shall any failure of Landlord to deliver the Statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on the Statement.

(4)                                  If Tenant still objects to the Statement after Tenant’s receipt of the Verification, Tenant, within sixty (60) days after receiving the Verification, may give Landlord written notice (the “Review Notice” ) that Tenant intends to review Landlord’s records of the Operating Costs, Taxes and Tenant’s Additional Rent for that calendar year to which the Statement and the Verification applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. Landlord’s records are currently located in the San Francisco Bay Area. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in California and employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis. Tenant shall have sixty (60) days after Tenant’s Review Notice to complete Tenant’s inspection of Landlord’s books and records concerning Operating Costs and Taxes at Landlord’s office. Tenant shall not review Landlord’s books and records more than one (1) time for any calendar year. In no event shall Tenant be permitted to review or examine Landlord’s records or to dispute any statement of Operating Costs, Taxes and Additional Rent unless Tenant has paid and continues to pay all rent in accordance with the terms of this Lease. Tenant shall be solely responsible for all costs, expenses and fees incurred for the review by Tenant’s agent; provided however, if the review determines that Tenant has been overcharged and the overcharge is greater than four percent (4%) of the total charge for the Tenant’s Additional Rent, Landlord shall pay, per review, Tenant’s reasonable review costs but not to exceed the amount of the overcharge. Tenant shall deliver to Landlord a copy of the results of such review within fifteen (15) days of its receipt by Tenant. The nature and content of any review are strictly confidential. Tenant, on behalf of its accountant, employees and agents shall not disclose the information obtained from the review to any other person or entity, including, without limitation, any other tenant in the Building, or any agent, employee, officer, shareholder, partner, accountant or attorney of such tenant in the Building. No assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice” ) stating in reasonable detail any objection to the Statement for that year. If Tenant fails to give Landlord an Objection Notice within the sixty (60) day period or fails to provide Landlord with a Review Notice within the 30 day period described above, Tenant shall be deemed to have approved Landlord’s Statement and shall be barred from raising any claims regarding the Statement for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.

(5)                                  If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within ten (10) days of Tenant’s receipt of the Statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 360-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease. Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant’s receipt of Landlord’s final Statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

3.3                                 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after Landlord invoices Tenant therefor or makes demand of the amounts due. Except for those credits contained in Article 1 of this Lease and those offsets which are specifically contained in Sections 7.1, 7.2, and 15.4 of this Lease, all rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4.                                       SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information and the letter of credit identified in Section 39 below as the Security Deposit (collectively, the “Security Deposit”, which term shall include amounts drawn on the letter of credit), as security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under the Lease, or to compensate Landlord for any damage it incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. Landlord agrees to use commercially reasonable efforts to notify Tenant prior to using all or any portion of the Security Deposit, but failure to notify Tenant shall not prohibit Landlord from such use. In the event Landlord uses all or a portion of the Security Deposit, Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to the full amount of the cash specified in the Basic Lease Information and the applicable Face Amount (defined in Section 39 below) of the letter of credit. If at the expiration or termination of this Lease, Tenant is not in default, has otherwise fully performed all of Tenant’s obligations under this Lease, and there are no outstanding Claims (defined in Section 10.1 below, and including all existing and potential Claims) for which Tenant is responsible, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law now in force or that become in force after the date of this Lease, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim and use those sums necessary to compensate Landlord for any foreseeable or unforeseeable loss or damage caused by the act or omission by Tenant, including, without limitation, any post default damages and such Remedies to which Landlord is entitled under the provisions of Section 15.2 of this Lease.

5.                                       USE AND COMPLIANCE WITH LAWS.

5.1                                 Use. The Initial Ground Floor Premises shall be used and occupied for laboratory, ambulatory out-patient medical office, or general business office purposes, and for no other use or purpose. In no event shall any portion of the Premises be used for the purpose of an in-patient medical clinic or hospital use. The Initial Third Floor Premises and the Additional Premises shall be used and occupied for general business office purposes, and for no other use or purpose; provided, however, that if Tenant obtains approval for medical use on the third floor from the applicable governmental authorities and compliance with such approval does not require additional parking spaces in the Parking Facility to be allocated to Tenant, Tenant shall be permitted to use up to 5,000 sq. ft. of the Initial Third Floor Premises or the Additional Premises or both for laboratory or ambulatory out-patient medical office. As part of Tenant’s use as an ambulatory out-patient medical office, as contained above, Tenant shall be permitted to handle human blood, bodily fluids and syringes so long as Tenant fully complies with all applicable Laws relating to such use, including proper handling, storage and disposal of such human blood, bodily fluids and syringes. In no event shall Tenant use the sanitary or storm sewer systems serving the Building or the Project for disposal of any human blood or other bodily fluids. Tenant shall comply with all present and future

Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the “Building Rules” (as defined in Section 27 - Rules and Regulations). Except for its permitted use hereunder, Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof (the “Base Building”); (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

5.2                                 Hazardous Materials.

(a)                                  Definitions.

(1)                                  “Hazardous Materials” shall mean bodily fluids, including, without limitation, human blood, used syringes and other medical waste, and any substance:  (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2)                                  “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3)                                  “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively,

“Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(4)                                  “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

(b)                                 Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, and in Tenant’s medical office uses permitted hereunder, including the handling of human blood, bodily fluids and syringes (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Project and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Project all Hazardous Materials Handled by Tenant at the Premises or the Project. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c)                                  Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Project, including inspection and testing, obtaining licenses or permits, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, filing all required reports or plans, and daily disposal and removal of Hazardous Materials Handled by Tenant. Notwithstanding any janitorial services provided by Landlord to the Initial Third Floor Premises and the Additional Premises, and to the Common Areas, (i) Landlord shall not provide any disposal or removal services with respect to any Hazardous Materials; (ii) Landlord’s waste disposal bins located in the Common Areas or on the Property shall not be utilized for the disposal or removal of any Hazardous Materials; and (iii) Tenant shall by responsible, at its sole cost and expense for the removal and disposal of all Hazardous Materials, regardless of the regularity with which any Hazardous Materials are generated through Tenant’s use of the Premises. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Project or Landlord’s use, operation, leasing and sale of the Project. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Project. If any lien attaches to the Premises or the Project in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d)                                 Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time and, except in cases of emergency, after giving Tenant reasonable telephonic or written notice, (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby, except due to Landlord’s gross negligence or intentional misconduct.

(e)                                  Tenant’s Indemnification. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, venturers, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Project or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

6.                                       TENANT IMPROVEMENTS & ALTERATIONS.

6.1                                 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring, (“Alterations”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided however that Landlord’s consent to any Alterations which affect the Base Building may be withheld or conditioned in Landlord’s sole and absolute discretion. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense:  (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time, including the requirement that Tenant’s work be performed in a manner that does not unreasonably interfere with existing Tenants; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all conditions which Landlord may in Landlord’s reasonable discretion impose, except that Landlord may condition its approval of any Alterations that affect the Base Building in its sole and absolute discretion. Such conditions may include requirements for Tenant to:  (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.2                                 Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Before commencement of any Alterations Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least ten (10) days prior notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations. Within thirty (30) days following the completion of any Alterations Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

6.3                                 In connection with all Alterations, Landlord shall be entitled to a construction coordination fee equal to three percent (3%) of the first one hundred thousand dollars ($100,000) of construction costs, two percent (2%) of the next four hundred thousand dollars ($400,000) of construction costs, one percent (1%) of the next five hundred thousand dollars ($500,000) of construction costs, and one-half percent (½%) of any additional construction costs. Under the provisions of Paragraph 1.3.1 of the Exhibit B, the Construction Rider, Landlord shall be entitled to a construction coordination fee equal to $7,500, but not any greater construction coordination fee, for the initial Tenant Improvements.

6.4                                 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest).

6.5                                 Subject to the provisions of Section 5 - Use and Compliance with Laws and the other provisions of this Section 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures, in accordance with Section 19 of this Lease.

7.                                       MAINTENANCE AND REPAIRS.

7.1                                 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. Tenant at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition. If any balcony is outside the Premises, and is not directly accessible from any other tenant’s space (the “Balcony”), then Tenant shall not, without Landlord’s prior written consent, place anything that is visible from the street on the Balcony. Tenant at Tenant’s expense shall (a) keep the Balcony free from debris, (b) not block any drains at the Balcony, and (c) each evening and prior to each weekend remove all furniture from the Balcony.

7.2                                 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems (which Building Systems do not include any separate HVAC systems installed and maintained by Tenant pursuant to Section 9.4 below) and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

7.3                                 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a)                                  To make, after giving Tenant reasonable telephonic or written notice (except in cases of an emergency), alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(b)                                 To change the Building’s name or street address; provided, however, that if such change is not required by a governmental entity, then Landlord shall reimburse Tenant for Tenant’s reasonable replacement stationery costs;

(c)                                  To install and maintain any and all signs on the exterior and interior of the Building;

(d)                                 Subject to Tenant’s parking rights in Section 37 Parking contained in Exhibit D to this Lease, to reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas; and

(e)                                  If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Project (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Project related thereto.

8.                                       TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations, to the extent such value exceeds the amount of the Improvement Allowance less any above-standard and specialty items installed as part of the Tenant Improvements. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9.                                       UTILITIES AND SERVICES.

9.1                                 Description of Services. During the Term Landlord shall furnish to the Premises for ordinary office use and occupancy:  reasonable amounts of heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information (“Business Hours”) on weekdays and those public holidays on which Landlord from time to time provides services, which include Martin Luther King, Jr. Day, Presidents’ Day and Veterans’ Day, but excepting other public holidays (“Business Days”); janitorial services on Business Days; and reasonable amounts of electricity; provided, however, electricity, heating, ventilation and air conditioning, and janitorial services for the Initial Ground Floor Premises shall be governed by the provisions of Section 9.3 of this Lease. Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies.

9.2                                 Payment for Additional Utilities and Services.

(a)                                  Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

(b)                                 If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 200 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c)                                  If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

9.3                                 Tenant’s Services.

(a)                                  Tenant shall have the right, at Tenant’s sole cost and expense, to install in a location selected by Landlord, a separate and dedicated HVAC unit or units (“Tenant’s HVAC”) for the Initial Ground Floor Premises. The installation of Tenant’s HVAC shall be installed as part of the Tenant Improvements and shall be subject to the terms and conditions of Section 6.1 - Tenant Improvements & Alterations. Electric utility service for Tenant’s HVAC (the “HVAC Electrical”)

shall be either metered separately from the electricity for the remainder of the Building, or submetered. The installation of any meter or submeter shall be at Tenant’s sole cost and expense. Tenant shall be solely responsible for payment of the cost of such electricity service. If separately metered, Tenant shall pay the electric utility company directly for electricity consumed by Tenant in the Initial Ground Floor Premises. If submetered, Tenant shall reimburse Landlord for the costs of electricity consumed by Tenant in the Initial Ground Floor Premises based upon the readings of the submeter, without profit or markup on the part of Landlord. To the extent Tenant directly pays the electric utility company, or reimburses Landlord for the costs of electricity as a separate item, the cost of Tenant’s electricity shall not be included in subsequent Operating Costs.

(b)                                 Notwithstanding anything to the contrary in Section 5 of the Building Rules, attached hereto as Exhibit C, and in accordance with Section 5.2(b) herein, Tenant shall provide its own janitorial and waste disposal service for the Initial Ground Floor Premises. Such janitorial service provider shall not interfere with other tenants’ use and access to their premises. Tenant shall be solely responsible for payment of the cost of such janitorial service directly to the janitorial service provider. To the extent Tenant directly pays for janitorial service, the cost of such janitorial service shall not be included in Operating Costs.

9.4                                 Tenant’s Right to Make Certain Repairs.

(a)                                  If there is either (i) a failure of Tenant’s HVAC to provide adequate cooling, or (ii) the HVAC Electrical fails and either of such failures materially and adversely interferes with the ability of Tenant to ensure the safety of its blood supplies and other perishable products, then Tenant shall have the right to give Landlord written notice (“Notice of Cooling Failure “) of such failure. If Landlord does not restore Tenant’s HVAC or the HVAC Electrical within (i) forty-eight (48) hours after the Notice of Cooling Failure, then Tenant may send to Landlord a second written notice (“Notice of Self-Help “) (with a copy of the Notice of Self-Help being simultaneously given by Tenant to any Mortgagee whose address has been previously provided to Tenant). Notwithstanding the foregoing, if the failure described in the Notice of Cooling Failure cannot reasonably be cured within forty-eight (48) hours after such notice, and within such forty-eight (48) hours Landlord commences the repairs and diligently proceeds with all actions necessary to restore such failure as soon as reasonably possible, then Tenant shall not be entitled to send the Notice of Self-Help or to commence any Self-Help (as defined below). Tenant’s Notice of Cooling Failure and the Notice of Self-Help must identify the failure to Tenant’s HVAC or the HVAC Electrical that Tenant is claiming in sufficient detail for Landlord to be able to commence repairs. Tenant shall use commercially reasonable efforts to mitigate or reduce any failure of Tenant’s HVAC or the HVAC Electrical by using the Generator described in Section 41 Generator contained in Exhibit D to this Lease before sending Landlord the Notice of Self-Help. Any Notice of Cooling Failure and Notice of Self-Help shall be made by telephone message with the Building’s property manager at such phone number or numbers as Landlord may from time to time designate, with simultaneous a letter being faxed both to such property manager and to Landlord at such fax numbers as Landlord may from time to time designate (collectively, “Self-Help Notification Numbers .

(b)                                 If Landlord does not restore Tenant’s HVAC or the HVAC Electrical within forty-eight (48) hours after the Notice of Self-Help, then Tenant may perform such work as is reasonably necessary to restore Tenant’s HVAC or the HVAC Electrical (“Tenant’s Self-Help “); provided, however, that in performing Tenant’s Self-Help Tenant shall use only contractors or vendors pre-approved by Landlord (the “Electrical/HVAC Contractors “) to work on Tenant’s HVAC or the HVAC Electrical. Landlord agrees to provide Tenant with a list of Electrical/HVAC Contractors from time to time. Tenant’s Self-Help, Tenant and the Electrical/HVAC Contractors shall have a temporary license to access Tenant’s HVAC and the HVAC Electrical as is reasonably necessary during Tenant’s Self-Help. In performing Tenant’s Self-Help Tenant shall use commercially reasonable efforts to minimize interference with the rights of other tenants to use their respective premises in the Building. All work done in accordance with this Section must be performed at a reasonable and competitive cost. Tenant shall not have the right to do any work, or cause any work to be done, pursuant to this Section which affects the structural integrity of the Building. Provided that Tenant complies with the requirements of this Section 9.4, including using the Electrical/HVAC Contractors, then Landlord shall reimburse Tenant for the costs incurred by Tenant pursuant to the provisions of this Section 9.4 within thirty (30) days after Tenant provides Landlord with a reasonably detailed breakdown of such costs (including lien waivers from the contractor and all subcontractors and suppliers relating to such work). If Landlord does not reimburse Tenant for the costs, plus interest at the Interest Rate, incurred by Tenant pursuant to the provisions of this Section 9.4 within thirty (30) days after Tenant provides Landlord with a reasonably detailed breakdown of such costs (including lien waivers from the contractor and all subcontractors and suppliers relating to such work), then either party shall have the right to submit to arbitration pursuant to the arbitration provisions contained in Sections 9.6 and 9.7 below.

9.5                                 Interruption of Services. The provisions of Section 9.4 shall govern Tenant’s HVAC and the HVAC Electrical, except for any failure in electricity to the Building, in which event the provisions of this Section 9.5 shall govern. If there is an interruption in, or failure or inability of Landlord to provide any of the services or utilities which Landlord is required to provide, as described in Section 9.1 - “Description of Services” (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided herein, entitle Tenant to an abatement of rent or to terminate this Lease; provided, however, any Landlord Interference shall be governed by the provisions of Section 9.6 of this Lease.

(a)                                  If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances:  (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within four (4) Business Days following the occurrence of the Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the fifth (5th) Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first (31st) day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

(b)                                 If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord’s maintenance and repair obligations under Section 7 - “Maintenance and Repair” or Section 12.1 - “Landlord’s Duty to Repair,” as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

(c)                                  Notwithstanding Tenant’s entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant’s then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure.

(d)                                 If any Service Failure is caused by fire or other casualty then the provisions of Section 12 – “Damage or Destruction” shall control.

(e)                                  Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord’s control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute “reasonable efforts” by Landlord to remedy the Service Failure.

(f)                                    Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

9.6                                 Disputes Subject to Arbitration. If (a) any dispute between Landlord and Tenant to be arbitrated pursuant to the provisions of Subsection 9.4, or 9.5 of this Lease arises, and such dispute is not resolved by the parties within ten (10) days after either party gives written notice (“Arbitration Notice”) to the other of its desire to arbitrate such dispute, or (b) if the parties mutually and voluntarily agree to submit any dispute under this Lease to arbitration, the dispute shall be resolved solely by arbitration in accordance with the provisions of Section 9.7. Any such arbitration shall be limited exclusively to either (a) whether Tenant is entitled to the right to use the Self-Help remedy contained in Section 9.4, (b) the necessity of the service, repair or compliance, (c) whether Landlord was obligated to perform the service, repair or compliance, and did not do so, and (d) whether the Self-Help costs incurred by Tenant were reasonable, or (e) the amount and length of any abatement under Section 9.5, (b), or (f) the dispute voluntarily and mutually submitted by both parties to arbitration. Nothing in this Section 9.6, however, shall be construed to require Landlord to submit any other dispute to arbitration or otherwise limit Landlord’s substantive or procedural remedies against Tenant, except only with respect to Tenant’s self-help remedies contained in Subsection 9.4. In no event shall any provision of this Section 9.6 in any way limit or delay exercise of Landlord’s rights to pursue an action in unlawful detainer upon the occurrence of an Event of Default (as defined in Section 15.1).

9.7                 Arbitration. Any dispute between the parties that is to be resolved by arbitration as provided in Subsection 9.6 shall be settled and decided by arbitration conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as provided below. Any such arbitration shall be held and conducted in Van Nuys, California before a single arbitrator (or three (3) arbitrators) who shall be selected as provided in this Section 9.7. Landlord and Tenant shall endeavor in good faith to agree upon a single arbitrator. If Landlord and Tenant have not agreed upon a single arbitrator within fifteen (15) days after an Arbitration Notice is given, then each party shall select one arbitrator and give the other party written notice of such selection within twenty (20) days after the Arbitration Notice is given. Within ten (10) days of their selection, the two (2) arbitrators so selected shall mutually agree on the selection of a third (3rd) arbitrator. If either party fails timely to give written notice of its selection, the arbitrator timely selected and designated in writing by the other party shall be the sole arbitrator.

The provisions of the Commercial Arbitration Rules of the American Arbitration Association shall apply and govern such arbitration, subject, however, to the following:

(a)  Any demand for arbitration shall be made by giving an Arbitration Notice and shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations.

(b)  Each arbitrator appointed shall be a former or retired judge or attorney with at least seven (7) years’ experience in real property and commercial matters in the area of dispute.

(c)  At the request of either party (and at the expense of the requesting party), proceedings involving the parties shall be reported by a certified shorthand court reporter.

(d)  The arbitrator (or arbitrators) shall prepare in writing and provide to the parties factual findings and a statement of the reasons on which the decisions of the arbitrator (or arbitrators) is based.

(e)  Final decision by the arbitrator (or arbitrators) shall be made within thirty (30) days from the date the arbitration proceedings are initiated.

(f)  The prevailing party shall be awarded reasonable attorneys’ fees, and other costs and expenses incurred in connection with the arbitration, including the costs and expenses of expert and nonexpert witnesses called or presented by such party, unless for good cause otherwise determined by the arbitrator (or arbitrators).

(g)  The non-prevailing party shall pay the costs and fees of the arbitrator (or arbitrators), unless for good cause otherwise determined by the arbitrator (or arbitrators).

(h)  The arbitrator (or arbitrators) shall have no power to:  (i) add to, modify, detract from, or alter in any way the provisions of this Lease or any amendments or supplements to this Lease; (ii) make any award of punitive or exemplary damages; or (iii) resolve any disputes that the parties have not specifically agreed to arbitrate under this Lease or any amendments or supplements thereto.

(i)  The award of decision of the arbitrator (or arbitrators), which may include equitable relief, shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction over the matter.

9.9                                 Telecommunications. Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.9 and other provisions of this Lease. Upon request from Tenant Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Property.  If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Property, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Property, then prior to providing service, any such Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s sole discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider. Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant. All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Section 6 of this Lease.

10.                                 EXCULPATION AND INDEMNIFICATION.

10.1                           Landlord’s Indemnification of Tenant. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable consultants’, expert witnesses’ and attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or grossly negligent acts or omissions of Landlord or its authorized representatives.

10.2                           Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold the Landlord Parties harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Project, or (b) any construction or other work undertaken by Tenant in the Premises or elsewhere in the Project (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, arising out of or relating to Tenant’s occupancy or operation and occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or grossly negligent acts or omissions of Landlord or its authorized representatives.

10.3                           Damage to Tenant and Tenant’s Property. The Landlord Parties shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the

Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property), unless caused by the intentional act or willful misconduct of Landlord or its authorized representative or agents. Tenant hereby waives all claims against Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive), unless caused by the intentional act or willful misconduct of Landlord or its authorized representative or agents. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

10.4                           Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.                                 INSURANCE.

11.1                           Tenant’s Insurance.

(a)                                  Liability Insurance. Tenant shall at all times following complete execution of this Lease maintain in full force, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, and Three Million Dollars ($3,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products liability and completed operations annual aggregate. Tenant’s commercial general liability insurance policy or policies shall:  (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; and (vi) designate separate limits for the Property.

In addition to the above commercial general liability insurance, Tenant shall at all times following complete execution of this Lease maintain in full force professional liability insurance providing coverage on an occurrence basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence, and Five Million Dollars ($5,000,000.00) annual aggregate. Such professional liability policy or policies shall:  (A) provide that the insurance company has the duty to defend all insureds under the policy; (B) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (C) cover liabilities arising out of or incurred in connection with Tenant’s professional activities in the Premises or the Property; (D) extend coverage to cover liability for the actions of Tenant’s Representatives; and (E) designate separate limits for the Property.

Each policy of liability insurance required by this Section shall:  (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary insurance; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name the Landlord Parties, the Property Manager identified in the Basic Lease Information or otherwise designated by Landlord (the “Property Manager”), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.

(b)                                 Property Insurance. Tenant shall at all times (including any construction or installation periods, whether or not included in the Term) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c)                                  Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall:  (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefore have been paid.

(d)                                 Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e)                                  Certificates of Insurance. Prior to any entry into or occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

11.2                           Landlord’s Insurance. During the Term, to the extent such coverages are typically obtained, in Landlord’s reasonable estimation, for a comparable class of buildings in the City of Van Nuys, California, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

11.3                           Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.                                 DAMAGE OR DESTRUCTION.

12.1                           Landlord’s Duty to Repair.

(a)                                  If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Project, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b)                                 If Landlord is required or elects to repair damage to the Premises and/or the Project, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Project necessitated by such casualty.

12.2                           Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a)                                  If, in the reasonable judgment of Landlord, the Premises and the Project cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

(b)                                 If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

(c)                                  If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed ten percent (10%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d)                                 If the fire or other casualty occurs during the last year of the Term or if the repair and restoration would take more than six (6) months, and upon completion, there would be less than twelve (12) months remaining in the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3                           Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 - Landlord’s Right to Terminate.

12.4                           Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate.

13.                                 CONDEMNATION.

13.1                           Definitions.

(a)                                  “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b)                                 “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c)                                  “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2                           Effect on Lease.

(a)                                  If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b)                                 If fifteen percent (15%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c)                                  If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3                           Restoration. If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4                           Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5                           Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations.

13.6                           Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Project.

14.                                 ASSIGNMENT AND SUBLETTING.

14.1                           Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld or delayed. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease.

14.2                           Reasonable Consent.

(a)                                  At least thirty (30) days prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Proposed Transferee”); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, and income and cash flow statements for the last two years and such other reasonable financial and other information concerning the Proposed

Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Except for Transfers to Affiliates under the provisions of Section 14.9 of this Lease, within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - Landlord’s Right to Space.

(b)                                 Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant or an affiliate of an existing tenant in the Project, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, (v) Landlord or Landlord’s agent has shown space in the Project to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Project, at any time within the preceding nine months, and Landlord does not have adequate space in the Project to accommodate the needs of the Proposed Transferee, (vi) a proposed Transfer would violate any Encumbrance, (vii) any Mortgagee objects to the proposed Transfer, or (viii) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Project or increasing the expenses associated with operating, maintaining and repairing the Project. Tenant may offer but in no event will Tenant advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

14.3                           Excess Consideration. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of any consideration paid by any transferee (the “Transferee”) for the Transfer, and including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, and after deduction for reasonable brokerage fees and attorneys’ fees (not to exceed $2,500) paid by Tenant and for reasonable costs incurred by Tenant for changes, alterations and improvements made in connection with the Transfer (all of which fees and costs shall be amortized over the remaining Term of the Lease or sublease, as applicable). The provisions of this Section 14.3 shall not be applicable to a Transfer to an Affiliate under the provisions of Section 14.9 of this Lease.

14.4                           No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain

Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Notwithstanding the foregoing, if a Transferee provides a replacement Security Deposit in the full amount of the Security Deposit then held by Landlord and such replacement Security Deposit is in a form that is equivalent to cash and otherwise meets Landlord’s criteria for Security Deposits, then upon Landlord’s receipt of the replacement Security Deposit from the Transferee Landlord agrees to release the Security Deposit which Landlord held from the Tenant prior to such Transfer, so that the amount and quality of the Security Deposit is not diminished following any such Transfer.

14.5                           Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees not to exceed $2,500) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).

14.6                           Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7                           Landlord’s Right to Space. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, and such Transfer is other than to an Affiliate (as defined below) Landlord, in lieu of consenting to such Transfer, may elect (a) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (b) in the case of a sublease of more than thirty percent (30%) of the rentable area in the Premises for a period ending less than eleven (11) months prior to the Expiration Date, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the earlier of (x) sixty (60) days after the date of Landlord’s notice to Tenant making the election set forth in this Section 14.7, or (y) the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

14.8                           Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for

Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9                           Affiliate Transfer. Notwithstanding anything to the contrary contained in this Lease, neither (i) a Transfer of this Lease to an entity owning all or substantially all of the assets of Tenant, (ii) a Transfer of this Lease to an entity which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) a Transfer of this Lease or a subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant (each, an “Affiliate “), shall be deemed a Transfer requiring Landlord’s prior written consent under this Section 14, and the provisions of Sections 14.3 and 14.7 shall not apply with respect to the transfer to the Affiliate, and provided that (a) Tenant provides at least thirty (30) days prior written notice to Landlord of any such Transfer and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or such Transferee; (b) such Transferee has a net worth, computed in accordance with generally accepted accounting principles, consistently applied, at least equal to the greater of the net worth of Tenant as of the date of this Lease or the net worth of Tenant immediately prior to such Transfer, and Tenant delivers proof reasonably satisfactory to Landlord of such net worth at least thirty (30) days prior to the effective date of such Transfer; (c) such Transferee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to assume and perform all of the obligations of Tenant under this Lease (including, without limitation, the obligation to use the Premises only for the Permitted Uses); and (d) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease. As used in this Section 14.9, “control” shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities, or ownership interests, of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. A Transfer as provided in this paragraph shall in no event relieve Tenant of any of its obligations under this Lease

15.                                 DEFAULT AND REMEDIES.

15.1                           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)                                  Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) days after written notice that it is due (provided, however, that if Tenant defaults in its monetary obligations more than twice in any twelve (12) month period, Landlord shall no longer be required to give Tenant any notice with respect to a subsequent default in Tenant’s monetary obligations). If Landlord accepts any past due rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due rent which Landlord has accepted.

(b)                                 Tenant abandons the Premises.

(c)                                  Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

(d)                                 Tenant violates the restrictions on Transfer set forth in Section 14 - Assignment and Subletting.

(e)                                  Tenant ceases doing business as a going concern (except following a Transfer to an Affiliate under Section 14.9 of this Lease); makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f)                                    Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g)                                 Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

15.2                           Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a)                                  Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from

Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

(b)                                 Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c)                                  Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d)                                 Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.                                 LATE CHARGE AND INTEREST.

16.1                           Late Charge. If any payment of rent is not received by Landlord when due more than once in any twelve (12) month period of the Term, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

16.2                           Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of ten percent (10%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.                                 WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18.                                 ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to:  (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19.                                 SURRENDER AND HOLDING OVER.

19.1                           Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2                           Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims (“Holdover Claims”) arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises; provided, however, if at least one hundred twenty (120) days prior to the expiration of the Term, Tenant gives Landlord written notice that Tenant anticipates it will hold over in the Premises after the expiration of the Term, then Tenant shall have the right to hold over in the Premises for up to thirty (30) days at the holdover rate contained above in this paragraph without indemnifying Landlord against the Holdover Claims, unless Landlord gives Tenant written notice at least sixty (60) days prior to the expiration of the Term that Landlord has leased the Premises to a third party (and Landlord has in fact entered into a written agreement with a third party leasing the Premises to such third party), in which event Tenant shall indemnify, defend and hold Landlord harmless from and against the Holdover Claims, as first provided in this sentence

20.                                 ENCUMBRANCES.

20.1                           Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future

Encumbrances, if the holder of the Encumbrance agrees in writing that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefore by Landlord and in a form reasonably requested by Landlord, and the holder of any Encumbrance, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance, which documents may include customary commercially reasonable terms, such as the agreement of Tenant to provide such holder notice and opportunity to cure any Landlord default under the Lease (including the opportunity to take possession of the Property as provided in the Encumbrance). If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence.

20.2                           Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.                                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1                           Estoppel Certificates. Within ten (10) business days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant’s special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Project shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Project or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

21.2                           Financial Statements. Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22.                                 NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a)  receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.                                 ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24.                                 QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25.                                 SECURITY MEASURES.

25.1                         Landlord may, but shall be under no obligation to, implement security measures for the Project, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

25.2.                        Subject to the terms and conditions of Section 6.1 - Tenant Improvements & Alterations, Tenant shall have the right to install or have installed in the Premises a card key access system or other security system. This system must be compatible with and not interfere with the operation of the Building’s security system, if any, and Landlord’s rights of access to the Premises provided in this Lease.

26.                                 FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27.                                 RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28.                                 LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29.                                 CONSENTS AND APPROVALS.

29.1                           Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2                           No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Project, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30.                                 WAIVER OF RIGHT TO JURY TRIAL. To the extent permissible by then-applicable law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31.                                 BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the

Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives.

32.                                 RELOCATION OF PREMISES. For the purpose of maintaining an economical and proper distribution of tenants acceptable to Landlord throughout the Project, Landlord shall have the right from time to time during the Term to relocate the Premises, excluding any portion of the Premises on the ground floor of the Building, within the Project, provided that (a) the rentable and usable area of the new Premises is of equivalent size to the existing Premises, subject to a variation of up to ten percent (10%), (b) Landlord shall pay the cost of providing tenant improvements in the new Premises, which shall be substantially comparable to those in the existing Premises, and (c) Landlord shall pay reasonable costs (to the extent such costs are submitted in writing to Landlord and approved in writing by Landlord prior to such move) of moving Tenant’s Trade Fixtures and personal property to the new Premises. Landlord shall deliver to Tenant written notice of Landlord’s election to relocate the Premises, specifying the new location and the amount of rent payable therefor, at least sixty (60) days prior to the date the relocation is to be effective.

33.                                 MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

34.                                 AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

35.                                 HAZARDOUS SUBSTANCE DISCLOSURE. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials (“ACM”) must be disclosed. Landlord has made no special investigation of the Premises with respect to any hazardous substances; however, gasoline and other automotive fluids are found in the garage and outdoor parking areas of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and computers and other office equipment that may contain hazardous substances. Certain adhesives, paints, carpeting and other construction materials and finishes used in portions of the Building may contain hazardous substances. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances.  Although smoking is prohibited inside the Building, indoor areas may, from time to time, be exposed to tobacco smoke. Smoking is generally permitted outside the Building, and so tobacco smoke may be present from time-to-time in the outdoor portion of the Building site.

36.                                 ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

                                                IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:		LANDLORD:

HEMACARE CORPORATION, a California corporation		ECI SHERMAN PLAZA LLC, a California limited liability company

		by:	Embarcadero Capital Investors, LP,
By:			its sole member
Name:
	Title:	by	Embarcadero Capital Partners LLC,
a Delaware limited liability company,
By:			its sole general partner
Name:
	Title:		by:	Hamilton Partners, LP
Manager

			by:	Hamilton Ventures, Inc.,
general partner

by:
John Hamilton, President

(For corporate entities, signature by TWO corporate officers is required:  one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

EXHIBIT A-1

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF FEBRUARY 10, 2006

BETWEEN

ECI SHERMAN PLAZA LLC, AS LANDLORD,

AND

HEMACARE CORPORATION, AS TENANT (“LEASE”)

THE INITIAL GROUND FLOOR PREMISES

[Floor plan showing location

and configuration of Initial Ground Floor Premises

to be inserted.]

INITIALS:
Landlord
Tenant

1

EXHIBIT A-2

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF FEBRUARY 10, 2006

BETWEEN

ECI SHERMAN PLAZA LLC, AS LANDLORD,

AND

HEMACARE CORPORATION, AS TENANT (“LEASE”)

THE INITIAL THIRD FLOOR PREMISES and

ADDITIONAL PREMISES

[Floor plan showing location

and configuration of the Initial Third Floor Premises

and the Additional Premises to be inserted.]

INITIALS:
Landlord
Tenant

2

EXHIBIT B

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF FEBRUARY 10, 2006

BETWEEN

ECI SHERMAN PLAZA LLC, AS LANDLORD,

AND

HEMACARE CORPORATION, AS TENANT (“LEASE”)

CONSTRUCTION RIDER

1.                                       Tenant Improvements. Tenant shall, with reasonable diligence through a contractor (the “Contractor”) approved by Landlord pursuant to the provisions of this Section 1, construct and install in the Initial Premises and the Additional Premises (after the Additional Premises Commencement Date) the improvements and fixtures provided for in this Construction Rider (“Tenant Improvements”), it being the understanding of Landlord and Tenant that the Tenant Improvements shall occur in two phases, each requiring separate Space Plans, Construction Schedules, and Construction Documents, as those terms are defined below. Tenant hereby designates Bob Chilton as the individual authorized to act as Tenant’s representative with respect to all approvals, directions and authorizations pursuant to this Tenant Work Letter.

Prior to the contract for the Tenant Improvements being put out to bid, Landlord and Tenant may each add the names of two (2) contractors to the bid list for construction of the Tenant Improvements. Landlord shall have the reasonable right to review and approve each contractor on the bid list based upon such contractor’s qualifications, including (a) quality of work, (b) creditworthiness, (c) experience, and (d) references.

1.1.                              Plans. The Tenant Improvements shall be constructed substantially as shown on a conceptual space plan for the Initial Premises and the Additional Premises to be approved in writing by Landlord and prepared by Wolcott Architecture Interiors (“Space Planner”) as the space planner for the Premises (“Space Plan”). Landlord shall approve or disapprove of each Space Plan by written notice given to Tenant within ten (10) days after receipt of the Space Plan, which shall be provided to Landlord in accordance with the Construction Schedule (as defined below). If Landlord disapproves a Space Plan, Landlord shall return the Space Plan to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections and/or revisions. Landlord shall approve or disapprove of any revisions to the Space Plan by written notice given to Tenant within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Space Plan.

After approval of each Space Plan, and in accordance with a construction schedule to be approved by Landlord (the “Construction Schedule”), the Space Planner will prepare and deliver to Landlord and Tenant detailed plans and specifications sufficient to permit the construction of the Tenant Improvements by Tenant’s Contractor in accordance with the Space Plan and the cost agreed upon by Landlord and Tenant for the total cost of the Tenant

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Improvements (“Construction Documents”). Landlord shall respond to the Construction Documents within ten (10) days after receipt thereof, specifying any changes or modifications Landlord requires in the Construction Documents. Landlord shall not unreasonably require changes or modifications or withhold its approval of the Construction Documents; provided, however, Landlord may, in its sole and absolute discretion, require changes or modifications or withhold its approval of the Construction Documents if (1) the Tenant Improvements will affect the Base Building or the Building Systems, (2) the Tenant Improvements will alter or be visible from the exterior of the Premises, (3) any elements of the Tenant Improvements are inconsistent with Landlord’s standard protocols or rules for construction in the Building, (4) any element of the Tenant Improvements fails to comply with any applicable Law, or (5) the cost of removing the Tenant Improvements at the end of the Term would be excessive in Landlord’s reasonable estimation. Following Landlord’s required changes or modifications, the Space Planner will then revise the Construction Documents and resubmit them to Landlord for its approval. Landlord shall approve or disapprove the same within ten (10) days after receipt. The revised Construction Documents, as finally approved by Tenant and Landlord, are hereinafter referred to as the “Final Construction Documents”.

1.2.                              Construction. Following approval by Landlord and Tenant of the Final Construction Documents, Tenant shall cause the Contractor to promptly commence and diligently proceed to cause the Tenant Improvements to be constructed in accordance with the Construction Schedule, Landlord’s standard protocols and rules for construction in the Building, and Article 6 of the Lease. Prior to commencement of construction, Tenant shall provide evidence satisfactory to Landlord that Tenant has obtained the insurance required to be maintained by Tenant pursuant to this Lease. Tenant shall provide Landlord with at least fifteen (15) days’ prior written notice of the date for its commencement of construction of the Tenant Improvements, in order to permit Landlord to post, file, and record such Notices of Nonresponsibility and other instruments as may be necessary to protect Landlord and its property from claims by contractors for construction costs that are to be paid by Tenant. Tenant will obtain, comply with and keep in effect all consents, permits and approvals required by any governmental authorities (collectively, “Permits”) that relate to or are necessary for the lawful construction of the Tenant Improvements. At the time Final Construction Documents are ready for submission to any governmental authorities for review in connection with the Permits, Landlord shall be notified in writing by Tenant. Prior to applying for any of the Permits or submitting documentation in connection therewith, Tenant shall provide Landlord with the opportunity to review and approve any Permit applications Tenant intends to file. Tenant shall further provide Landlord with any comments to any submitted plan documents made by any governmental authority immediately upon Tenant’s receipt of same (all of which comments shall be subject to the provisions of Section 1.4 below), and copies of all Permits required for construction of the Tenant Improvements upon issuance. Tenant shall comply with all applicable Laws and with all recorded restrictions affecting the Property. Landlord shall have the right to suspend any construction activity by Tenant that detracts from harmonious labor relations at the Property.

1.3.                              Cost of Tenant Improvements.

1.3.1.                     Improvement Allowance; Supervision Fee. Landlord shall contribute up to Twenty-Five Dollars ($25.00) per usable square foot in the Premises (the

2

“Improvement Allowance”) toward the actual costs of the design (including preparation of the Space Plan and Construction Documents), construction and installation of the Tenant Improvements incurred and paid by Tenant to third parties (including a project manager) and the payment of Landlord’s supervision fee in the total amount of $7,500.00 (“Supervision Fee”) for both phases of constructing the initial Tenant Improvements. Landlord shall pay for the cost, not to exceed $.15 per usable square foot in the Premises, of the preliminary Space Plan and one (1) revision, if necessary, which cost, to the extent paid by Landlord, shall be deducted from the Improvement Allowance. The balance, if any, of the cost of the Tenant Improvements shall be paid by Tenant directly to applicable third parties. Landlord’s Supervision Fee shall be paid out of the Improvement Allowance prior to commencement of construction of the Tenant Improvements. The ratios of the amount of the Improvement Allowance spent for design, construction, and installation of Tenant Improvements in each of the Initial Ground Floor Premises, the Initial Third Floor Premises, and the Additional Premises, as applicable, to the total amount of the Improvement Allowance, shall be equal to the ratios of the amount of usable square footage in each the applicable premises to the total amount of usable square footage in the Premises. Sixty (60) months after the Commencement Date, Landlord shall provide Tenant a refurbishment allowance of up to Six Dollars ($6.00) per usable square foot of the Premises, to be used for the costs of the design, construction, repair, and installation of improvements to be agreed upon and constructed in accordance with this Construction Rider and Article 6 of the Lease at anytime prior to the eighty-fourth (84th) month of the Term. Tenant’s construction coordination fee for the refurbishment improvements shall be in accordance with Section 6.3 of the Lease. Neither Tenant nor Tenant’s contractors shall be required to pay for elevator use, freight elevator use, loading access, or utilities during planning and construction of the Tenant Improvements.

1.3.2.                     Disbursement of Improvement Allowance. Landlord shall disburse the Improvement Allowance to Tenant as the construction of the Tenant Improvements progresses as follows:  On or before the tenth (10th) day of each month, Tenant shall deliver to Landlord an application for reimbursement, accompanied by documentary evidence as reasonably required by Landlord (including, at a minimum, copies of the paid invoices and unconditional mechanics’ lien waivers reasonably required by Landlord and signed by the applicable party) of the costs incurred by Tenant for the design and construction of the Tenant Improvements since the last application for reimbursement. Within thirty (30) days after Landlord’s receipt of such an application for reimbursement, Landlord shall pay to Tenant a pro rata share of such application determined by multiplying the amount of such application by a fraction, the numerator of which is the Improvement Allowance and the denominator of which is the greater of (1) the total estimated cost of the Tenant Improvements, including all professional fees and services, and all licensing and permit fees, or (2) the Improvement Allowance; provided, however that after making the foregoing calculation Landlord shall retain an amount equal to ten percent (10%) of Landlord’s pro rata share of each application (the “Landlord Retention”), which Landlord Retention shall be released pursuant to the provisions of Section 1.3.3 below.

1.3.3.                     Evidence of Completion. Within thirty (30) days following substantial completion of the Tenant Improvements (which shall mean completion of the Tenant Improvements and receipt of permit sign-offs sufficient to permit legal occupancy of the Premises, subject only to correction of punch-list items that do not affect safe occupancy of the Premises), Tenant shall submit to Landlord:

3

(a)                                  A statement of Tenant’s final construction costs, together with receipted evidence showing payment thereof, reasonably satisfactory to Landlord, and, to the extent not previously delivered, fully executed and notarized unconditional lien releases in the form prescribed by law from Tenant’s contractors, copies of all detailed, final invoices from Tenant’s contractors related to the Tenant Improvements.

(b)                                 All Permits and other documents issued by any governmental authority in connection with the approval and completion of the Tenant Improvements, and all evidence reasonably available showing compliance with all applicable Laws of any and all governmental authorities having jurisdiction over the Premises, including, without limitation, a certificate of occupancy or its equivalent such as duly signed-off job cards, building permit sign-offs, and/or other appropriate authorization for physical occupancy of the Premises.

(c)                                  A valid certificate of substantial completion executed by Tenant’s architect confirming that the Tenant Improvements have been substantially completed in accordance with the Final Construction Documents, subject to punch-list items to be completed by Tenant’s contractors after commencement of the Lease.

(d)                                 A written certificate, subscribed and sworn before a Notary Public, from Tenant’s general Contractor as follows: “There are no known mechanics’ or materialmen’s liens outstanding, all due and payable bills with respect to the Tenant Improvements have been paid, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Premises, the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors and materialmen are valid and constitute an effective waiver of lien under applicable law.”

(e)                                  Copies of all of Tenant’s contractors’ warranties.

(f)                                    A reproducible copy of the “as built” drawings of the Tenant Improvements.

(g)                                 Any other items reasonably requested by Landlord.

Within thirty (30) days after receipt of all of the above, Landlord shall make its disbursement of the final ten percent (10%) of the Improvement Allowance (or so much of the Improvement Allowance that has not yet been paid by Landlord, but in no event to exceed, in the aggregate, the actual cost of the design and construction of the Tenant Improvements) to Tenant or Tenant’s contractors, as applicable, as required above.

Any portion of the Improvement Allowance not used in the design, construction and installation of the Tenant Improvements shall be retained by Landlord, and Tenant shall have no right to receive or apply toward Tenant’s rental obligations any portion of the Improvement Allowance not actually used. Further, Landlord shall only be obligated to pay the Improvement Allowance (or portions thereof) to the extent Tenant has incurred the costs of the design, construction and installation of the Tenant Improvements within the first twelve (12) months after the Commencement Date.

1.4.                              Governmentally-Required Changes. Tenant acknowledges that, pursuant to all applicable Laws and regulations (including, without limitation, Title III of the Americans with Disabilities Act of 1990 and the Building Code of the City of Los Angeles, California), the

4

construction of the Tenant Improvements in the Premises may result in additional governmentally-required alterations or improvements to the Premises or the Building.  If the proposed design and construction of the Tenant Improvements results in any such governmentally-required alterations or improvements being imposed as a condition to the issuance of applicable permits or approvals, then Tenant shall be solely responsible for all costs and expenses relating to such additional governmentally-required alterations and improvements (which shall be constructed by Landlord); provided, however, that if the performance of such governmentally-required alterations or improvements can be avoided by modifying the cost, design or manner of construction of the Tenant Improvements, then Tenant may elect to modify the Tenant Improvements in accordance with the provisions of this Tenant Work Letter (including, without limitation, Section 1.5 below).  Landlord shall notify Tenant of any such required alterations or improvements promptly after Landlord is notified of the same.

1.5.          Changes.  If Tenant desires any change, addition or alteration in or to the Space Plan or any Construction Documents (“Changes”), Tenant shall cause additional Construction Documents implementing such Changes to be prepared.  All Changes shall be subject to Landlord’s approval as set forth in Section 1.1 of this Tenant Work Letter.  Tenant shall be solely responsible for all costs resulting from any Changes.

1.6           Notice of Completion.  Upon completion of the Tenant Improvements, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute.

2.             Condition of Premises.

2.1.          Landlord shall deliver and Tenant shall accept the Premises in the condition described below in this Section 2.1 and in Section 2.2 of this Construction Rider, and Landlord shall have no other obligation to perform any improvements or alterations in or to the Premises except as otherwise expressly stated in the Lease.  Landlord shall demo existing improvements in the Premises as required by Tenant.  In addition, Landlord shall demo those items in the ceiling not visible from a physical review of the Premises which are required by Tenant, provided that Landlord’s obligation for the cost to demo such items shall not exceed Six Thousand Dollars ($6,000.00).  Furthermore, Landlord shall not remove or interfere with any system serving another tenant in the Building or the Project.

2.2.          Landlord shall provide the following improvements to the Premises: (a) Base Building Electrical/telephone closets; (b) Base Building core walls (including elevator lobby), perimeter and interior columns and exterior walls above and below the windows shall be taped, spackled, and otherwise ready for Tenant’s painting; (c) a Base Building primary HVAC duct loop; (d) Base Building fire protection alarm and communication system within the Premises (as is required for unoccupied space) installed according to applicable building codes; (e) Base Building life safety or life support systems within the Premises (as is required for unoccupied space) installed according to applicable building codes (including the connection of such systems to the Building Systems, if applicable); (f) Smooth and level concrete floor in accordance with industry standards; (g) Two (2) 208/120 volt and one (1) 480/277 volt power panels (fused to standards in applicable building codes) connected to Building power and located in the appropriate Base Building electrical closet(s); (h) Secondary HVAC duct-work distribution

5

system (if applicable based on Building Systems); (i) Building standard window covering and window tinting; (j) Elevator lobbies, common corridors, freight elevator vestibules, etc. on any of Tenant’s multi-tenant floors to be improved to a reasonable contemporary standard per mutual agreement (as applicable); (k) Ceiling hanging wires attached to the deck above (to applicable building codes); and (l) All second generation VAV boxes existing in the Premises leased by Tenant to be delivered to Tenant in working order (as applicable).  Landlord shall be responsible for the costs required in the Premises or the common areas by any applicable governmental agency to comply with the Americans with Disabilities Act as it is applied and interpreted as of the date of this Lease, including repairs or alterations required to comply with Laws generally applicable to the use of the Premises as office space and not required or caused by Tenant’s particular use or activities, except to the extent the cost of complying is due to the acts or omissions of Tenant, and except any costs of complying with Laws not in effect as of the date of this Lease or as any Laws in effect as of the date of this Lease may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the date of this Lease.  Tenant shall be responsible for the costs required in the Premises and the common areas by any applicable governmental agency to comply with the Americans with Disabilities Act, and which are required or caused by Tenant’s particular use or activities.

3.             Ownership of Tenant Improvements.  All Tenant Improvements shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

INITIALS:	Landlord
Tenant

6

EXHIBIT C

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF FEBRUARY 10, 2006
BETWEEN
ECI SHERMAN PLAZA LLC, AS LANDLORD,
AND
HEMACARE CORPORATION, AS TENANT (“LEASE”)

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached.  The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.             Use of Common Areas.  Tenant will not obstruct the halls, passages, exits, entrances, elevators or stairways of the Building (“Interior Common Areas”) or the Common Areas, and Tenant will not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises.  The Interior Common Areas and the Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2.             No Access to Roof.  Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord.  Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time.  In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

3.             Signage.  No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord.  Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building.

4.             Prohibited Uses.  The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the

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general public (except for human blood and fluids).  Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.  Notwithstanding the foregoing, Tenant may use a UL approved microwave oven in the Premises to warm foods and beverages for consumption by Tenant’s employees and clients, provided that any such use is strictly non-commercial, is in accordance with all applicable Laws, and does not generate any annoying noise, odors or sanitation problems.

5.             Janitorial Services.  Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent; provided, however, Landlord shall not unreasonably withhold consent to a janitorial service selected by Tenant for the Initial Ground Floor Premises.  All human blood and fluids, needles, blood tainted products and other biohazardous substance shall be properly disposed of by Tenant and Tenant’s janitorial service, and shall not be deposited in any dumpster serving the Building or the Project.  Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises.  Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

6.             Keys and Locks.  Landlord will furnish Tenant, free of charge, one “fob” key one for each of Tenant’s employees working at the Premises, to each door or lock in the Premises.  Landlord may make a reasonable charge for any additional or replacement keys.  Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock.  On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

7.             Freight.  Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate.  Tenant shall not transport freight in loads exceeding the weight limitations of such elevator.  Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord.  Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

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8.             Nuisances and Dangerous Substances.  Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Project in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers.  Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building.  Tenant will not use or keep in the Premises or the Project any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord, except for combustible fluids stored at, and used by, Tenant’s Generator (as defined in Exhibit D).  Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.  Tenant will not bring or keep any animals in or about the Premises or the Project.

9.             Building Name and Address.  Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

10.           Building Directory.  A directory for the Building will be provided for the display of the name and location of tenants.  Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

11.           Window Coverings.  No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

12.           Floor Coverings.  Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord.  Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

13.           Wiring and Cabling Installations.  Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed.  No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord.  The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

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14.           Office Closing Procedures.  Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage.  Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule.  Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

15.           Plumbing Facilities.  The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein.  Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

16.           Use of Hand Trucks.  Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

17.           Refuse.  Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated By Landlord for such purpose.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal.  All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate.  Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.  Notwithstanding the foregoing, Tenant shall not place any biohazardous materials in the Building’s or Project’s dumpsters, and such materials shall be removed from the Project by a qualified company selected by Tenant, which company shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld.

18.           Soliciting.  Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

19.           Parking.  Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Facility.  Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles.  Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

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20.           Fire, Security and Safety Regulations.  Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

21.           Responsibility for Theft.  Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.           Sales and Auctions.  Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Project, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

23.           Waiver of Rules.  Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

24.           Effect on Lease.  These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.  Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - “Events of Default”.

25.           Non-Discriminatory Enforcement.  Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules, including Rule 23 – Waiver of Rules, in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

26.           Additional and Amended Rules.  Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

INITIALS:

Landlord
Tenant

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EXHIBIT D

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF FEBRUARY 10, 2006
BETWEEN
ECI SHERMAN PLAZA LLC, AS LANDLORD,
AND
HEMACARE CORPORATION, AS TENANT (“LEASE”)

ADDITIONAL PROVISIONS RIDER

37.           PARKING

(a)           Tenant’s Parking Rights.  Landlord shall provide Tenant, on an unassigned and non-exclusive basis, for use by Tenant and Tenant’s Representatives and Visitors, at the users’ sole risk, fifty-four (54) parking spaces in the Parking Facility, which number of parking spaces shall increase to eighty-six (86) upon the Additional Premises Commencement Date.  If Tenant leases additional office space pursuant to this Lease, Landlord shall provide Tenant, also on an unassigned, non-exclusive and unlabelled basis, four (4) additional parking spaces in the Parking Facility for each one-thousand (1,000) rentable square feet of additional office space leased to Tenant.  In addition to the unassigned parking spaces to be made available to Tenant, Tenant may lease the two (2) parking spaces located directly outside the exterior entrance to the Initial Premises on a reserved basis.  The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars, and Tenant may use up to twenty (20) spaces in an area to be designated by Landlord for day use by up to two (2) standard vans, five (5) thirty (30)-foot vans, and three (3) twenty-two (22)-foot vans, for delivery of Tenant’s products (collectively, the “Van Parking”).  Tenant acknowledges and agrees that each Van Parking space for any non-standard-sized vans will require the use of more than one parking space provided to Tenant pursuant to this Section 37(a), and that during Business Hours, Tenant’s Van Parking shall not occupy more than twenty (20) of such parking spaces.  Outside of Business Hours, Tenant’s Van Parking shall not occupy more than eighty-six (86) parking spaces in an area designated by Landlord.

(b)           Availability of Parking Spaces.  Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility.  Access to the Parking Facility may, at Landlord’s option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord.  Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

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(c)           Monthly Parking Rental.  Tenant shall pay to Landlord, as monthly rent for the parking spaces leased by Tenant hereunder, a “Monthly Parking Rental” per space, which shall be the “Prevailing Parking Rental” for such parking spaces in effect from time to time. The Prevailing Parking Rental as of the Lease Date is Thirty Five Dollars ($35.00) per parking space per month.  The Prevailing Parking Rental shall be determined by Landlord, based on the monthly rental charged by Landlord from time to time for spaces in the Parking Facility, the unassigned, reserved, or Van Parking nature of such parking spaces, and the fair market rental charged for comparable parking facilities in comparable buildings in the vicinity of the Property.  Tenant’s Monthly Parking Rental shall be paid on the first day of each month during the Term of this Lease; provided, however, that in the event Tenant fails to pay Tenant’s Monthly Parking Rental when due, Landlord may assess a late charge of $500 on the delinquent amount, which late charge shall be in addition to the late charge and interest that may be charged pursuant to Section 16.1 - Late Charge and Interest in the Lease.

(d)           Assignment and Subletting.  Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except in connection with a Transfer, or with Landlord’s prior written consent, which may be granted or withheld by Landlord in its sole discretion.  In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

(e)           Condemnation, Damage or Destruction.  In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant’s rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility, and the Monthly Parking Rental payable hereunder shall be reduced proportionately.  In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.  Landlord agrees to locate alternative parking within a reasonable distance of the Project if, following any condemnation of the Parking Facility, Tenant’s proportionate share of the parking spaces will result in Tenant losing its permit to conduct its particular business in the Premises.

38.           RIGHT OF FIRST OFFER.

(a)           Provided that HemaCare Corporation, a California corporation, has not assigned this Lease or except to an Affiliate, as of the date of the exercise of this right, sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and an Affiliate and shall not be transferable or exercisable for the benefit of any Transferee other than an Affiliate), and provided Tenant is not

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in default under this Lease at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Tenant, subject to any and all rights granted by Landlord or asserted by others with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights), and subject to Landlord’s right to extend or renew any then existing lease of the space or otherwise to lease the space to any tenant, subtenant or other occupant of the space, Tenant shall have a one-time right of first offer to lease the following space in the Building:  space contiguous to the Premises on the ground floor of the Building or on the third (3rd) floor of the Building (the “Offered Space”).

(b)           Such right of first offer (i) may only be exercised with respect to space which has been previously leased and becomes vacant prior to August 31, 2016, and (ii) may only be exercised with respect to all of the Offered Space.  If any space qualifying for such right of first offer becomes available, Landlord shall offer to lease such space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants.  Tenant shall have ten (10) calendar days following receipt of Landlord’s offer with respect to any such Offered Space within which to notify Landlord in writing of its intention to lease such Offered Space, and such notice, if given by Tenant, shall constitute an irrevocable acceptance of Landlord’s terms for the lease of such Offered Space.  If Tenant exercises such right of first offer, the Offered Space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord’s offer.

(c)           If the remainder of the Term of the Lease is less than three (3) years from the date of the commencement of Tenant’s lease of the Offered Space, then the Term shall be extended automatically such that the number of months remaining in the Term equals thirty-six (36) months (the “Additional Term”).  If the Term is extended pursuant to this Section 38(c), then the Base Rent with respect to the Premises, not including the Offered Space, for the Additional Term shall be the Fair Market Base Rental for such Premises, as that term is defined in Section 37 of this Lease.  Ninety (90) days prior to the commencement of the Additional Term, Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental for the Premises, not including the Offered Space, during the Additional Term.  If they are unable to do so within sixty (60) days prior to the commencement of the Additional Term, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property.  Landlord shall submit Landlord’s determination of Fair Market Base Rental and Tenant shall submit Tenant’s determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree).  The broker shall select either Landlord’s or Tenant’s determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant.  If Tenant’s determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker’s cost and fees.  If Landlord’s determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker’s cost and fees.  In the event the Fair Market Base Rental for the Additional Term has not been determined at such time as Tenant is obligated to pay Base Rent for the Additional Term, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Additional Term; provided, that upon the determination of

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the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.  Base Rent during the Additional Term for the Offered Space shall be as set forth in Landlord’s offer.

(d)           The parties shall execute an amendment to this Lease within thirty (30) calendar days after Tenant’s exercise of the right of first offer, to include the Offered Space in the Premises, any extension of the Term pursuant to Section 38(c), above, and otherwise to provide for the leasing of the Offered Space.  If Tenant fails to exercise Tenant’s right of first offer with respect to the Offered Space within the ten (10) calendar day period set forth above, or to execute an amendment to this Lease within such thirty (30) calendar day period, Landlord may thereafter lease the Offered Space to other prospective tenants, and Tenant’s Right of First Offer with respect to the Offered Space shall be of no further force and effect; provided, however, that (i) Tenant’s election to lease the Offered Space shall, at Landlord’s option, be binding on Tenant in accordance with this Section 38 without regard to whether Tenant executes or fails to execute an amendment to this Lease; and (ii) if Landlord proposes to lease the Offered Space at an effective rent that is less than ninety percent (90%) of the effective rent proposed to Tenant, or upon other terms which are substantially more favorable to the prospective tenant, Landlord shall first re-offer the Offered Space to Tenant at such lower rent and/or more favorable terms in accordance with the provisions of this paragraph.

(e)           If Tenant does not lease the Offered Space from Landlord when it is re-offered to Tenant because the economic terms first offered to Tenant have materially changed, as described in clause (c) (ii)above, then this right of first offer shall terminate and Tenant shall have no further rights to lease any of the Offered Space.

39.           LETTER OF CREDIT.

(a)           Upon execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the “L/C”) in an amount equal to $725,000.00 (“Face Amount”), issued by a bank or trust company (“Issuer”) and in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant’s obligations under this Lease.  An L/C in the form attached hereto as Exhibit E is hereby approved by Landlord.  The L/C shall name Landlord as beneficiary thereunder and provide that draws, including partial draws, at Landlord’s election, will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Tenant has failed to perform its obligations under the Lease.  The L/C shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the L/C, written notice of Issuer’s intent not to extend or renew the L/C.  During any period that Tenant is required to maintain the L/C, Tenant shall, at least thirty (30) days prior to any expiration or termination of the L/C, provide Landlord either with written confirmation that the existing L/C will be automatically extended and renewed or with a new L/C that satisfies all of the requirements for the L/C in this Section 39.  In addition, upon a proposed sale or other transfer of any interest in the Building, the Land, this

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Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, at its sole cost and expense and upon ten (10) Business Days’ notice, shall, concurrent with Landlord’s delivery to Tenant of the then outstanding L/C, deliver to any such transferees, successors, or assigns a replacement L/C on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord’s sole discretion, naming the new landlord as the beneficiary thereof.  Tenant’s failure to perform or observe any of the covenants set forth in this Section 39 for any reason shall entitle Landlord to draw on the full amount of the L/C and shall constitute an Event of Default under this Lease without the requirement of any notice from Landlord.   Any amount(s) drawn under the L/C shall be held or used by Landlord in accordance with the terms of Section 4 of the Lease.

(b)           On the seventh (7th) anniversary of the Commencement Date, and on the ninth (9th) anniversary of the Commencement Date, if: (i) no prior or current Event of Default has occurred, and no event or condition exists or has occurred which with the passage of time or delivery of notice by Landlord, or both, would constitute an Event of Default, and (ii) Tenant has delivered to Landlord, on or before such anniversary date, financial statements prepared in accordance with generally accepted accounting principles consistently applied, and certified by Tenant’s president, chief financial officer or controller as being complete and accurate, which confirm that for each of the four consecutive calendar quarters immediately preceding the applicable anniversary date, (A) Tenant has a tangible net worth of no less than $5,000,000 at the end of each calendar quarter, (B) Tenant has positive pre-tax earnings of no less than $200,000 at the end of each calendar quarter, or no less than $900,000 aggregate for all four quarters, and (C) Tenant has cash and marketable securities of no less than $1,800,000 at the end of each calendar quarter, then the Face Amount of the L/C may be immediately reduced by twenty percent (20%) (the “L/C Burnoff”).

(c)           Provided that no prior or current Event of Default has occurred, and no event or condition exists or has occurred which with the passage of time or delivery of notice by Landlord, or both, would constitute an Event of Default, then on each of the third (3rd), fourth (4th), fifth (5th), and sixth (6th) anniversaries of the Commencement Date, the Face Amount of the L/C may be immediately reduced by ten percent (10%) of the Face Amount existing as of the applicable anniversary of the Commencement Date.

40.           SIGNAGE.  Subject to the provisions of this Section 40, and so long as HemaCare Corporation, a California corporation, or an Affiliate, is in actual occupancy of at least 15,000 rentable square feet in the Premises, HemaCare Corporation, a California corporation and an Affiliate (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and an Affiliate and shall not be transferable or exercisable for the benefit of any Transferee other than an Affiliate), shall be allowed to place one (1) sign (“Tenant’s Sign”) on the one (1) existing pylon sign (“Pylon”) associated with the Building identifying Tenant’s name.  Tenant’s Sign shall be (a) subject to Landlord’s prior written approval as to the size, location, material, lighting and color, and all other aspects of Tenant’s Sign, which approval shall be in Landlord’s sole discretion, and (b) subject to all applicable

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ordinances, regulations and the prior approval of all applicable governmental authorities, including the City of Van Nuys, California, (c) shall only be installed after Tenant obtains all necessary permits and approvals from the applicable authorities, and (d) shall be installed and maintained in a first class condition at Tenant’s sole cost and expense (including, without limitation, the cost of obtaining all permits and other governmental approval). If Tenant does not maintain Tenant’s Sign in such first class condition, then Landlord shall have the right to notify Tenant in writing (“Landlord’s Sign Notice”) of such failure, and if within thirty (30) days after Landlord’s Sign Notice, Tenant does not do the work to Tenant’s Signs described in Landlord’s Sign Notice, then Landlord shall have the right to do the work described in Landlord’s Sign Notice, and within thirty (30) days after Landlord invoices Tenant for the costs thereof, Tenant agrees to pay to Landlord the costs incurred by Landlord (including Landlord’s overhead) to perform the work described in Landlord’s Sign Notice. Throughout the Term of this Lease, Tenant shall not make any change or changes to Tenant’s Sign without the prior written consent of Landlord.  If within fifteen (15) days after the expiration or termination of this Lease Landlord gives Tenant written notice requesting Tenant to remove Tenant’s Sign from the Pylon, then within fifteen (15) days after such notice from Landlord Tenant shall remove Tenant’s Sign at Tenant’s sole cost and expense.  If Tenant fails to remove Tenant’s Sign within fifteen (15) days after the expiration or termination of this Lease, then Landlord shall have the right to do so at Tenant’s expense, and Tenant agrees to pay to Landlord the costs of such removal within thirty (30) days after Landlord invoices Tenant therefor.  Tenant shall be liable for any damage or injury to third parties arising out of Tenant’s Sign and agrees to indemnify and hold harmless Landlord from any Claims arising out of Tenant’s Sign.

41.           GENERATOR

(a)           Grant of License for Generator.  Tenant shall have the non-exclusive license, in accordance with the terms and conditions of this Section 41, and subject to the provisions of this Lease, to install in the location shown on Exhibit F to this Lease (the “Licensed Area”) and to use during the Term in conjunction with the conduct of Tenant’s usual business in the Premises, a back-up generator (the “Generator”) to ensure adequate power for Tenant’s needs during emergencies, including power failures, brown-outs and outages.  The License Area takes parking spaces within Tenant’s Parking, and Tenant shall pay Monthly Parking Rental for such spaces pursuant to the provision of Section 37 above.  The design, placement and noise-level of the Generator are subject to prior written approval by Landlord, which approval shall be in Landlord’s sole discretion.  The Generator shall be designed, made, operated, maintained, repaired, replaced as necessary, and removed by Tenant at Tenant’s sole cost and expense and at no cost or expense to Landlord.  Other than the Monthly Parking Rental for the parking spaces taken by the Licensed Area, the license granted herein shall be for no additional rent or other charge (other than reimbursement of any out-of-pocket expenditures incurred in good faith by Landlord in connection therewith and payment of other costs as provided below).  The Licensed Area shall be included within the term Premises for all purposes under the Lease.

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(b)           Request by Tenant, Approval by Landlord and Permits.  At least thirty (30) days prior to starting to install any Generator, Tenant shall submit detailed plans and specifications, describing all aspects of Tenant’s proposed installation, including detailed specifications and plans concerning the Generator, the decibel level generated by the Generator, the means of placing the Generator on the generator pad, the connections between the Generator and the equipment in the Premises, power requirements, and such other particulars and details as Landlord may request in order to have sufficient information to understand the installation proposed by Tenant (collectively, the “Generator Plans”), for review and approval by Landlord.  All aspects of the Generator Plans shall be subject to Landlord’s prior written approval, and any approval from all applicable governmental agencies, including ordinances, regulations and any approval from the City of Van Nuys, California.  Tenant shall be responsible, at Tenant’s sole cost and expense, to obtain from the City of Van Nuys all permits from any applicable governmental agency necessary to install and operate the Generator.  Landlord shall have the right to require reasonable modifications and impose reasonable conditions on Tenant’s Generator Plans including, without limitation, the requirement that the Generator be screened in an attractive manner and that all conduit, cabling, and other connections to the Building be underground.  Tenant shall pay all of Landlord’s actual costs incurred in the review and supervision of Tenant’s efforts.  Landlord shall have the right to review and approve the decibels the Generator produces.  Following any approval by Landlord of the decibel sound level the Generator causes, Landlord shall not have the right to require Tenant to remove the Generator because of complaints by third parties, so long as Tenant complies with the Generator Test Times (as defined below) and the decibel level of the Generator does not increase during the Term.

(c)           Installation and Maintenance of Equipment.  The Licensed Area will be delivered to Tenant in its AS IS and WHERE IS condition and Landlord shall have no obligation to modify or install any improvements in the Licensed Area.  The installation and use of the Generator shall not affect any of the Building Systems.  The installation of the Generator and construction of all related or required improvements shall be at Tenant’s sole cost, in full compliance with the Generator Plans approved by Landlord.  Tenant shall (i) prominently label any Generator equipment with appropriate safety warnings, and (ii) at Tenant’s sole cost, maintain the Generator, all cabling and the Licensed Area in a good, orderly, sanitary and safe condition and repair.  Tenant shall have access to the Licensed Area and other portions of the Property at all reasonable times and as necessary for Tenant’s installation, operation, use, maintenance, repair, replacement and removal of the Generator.  Tenant shall store the fuel used by the Generator in an above ground storage tank in compliance with all applicable Laws.  Such storage tank shall be subject to Landlord’s prior approval in all respects.

(d)           Use; Compliance with Laws.  The Licensed Area may be used by Tenant only for the installation, operation, use, maintenance, repair, replacement and removal of the Generator, all at Tenant’s sole risk and expense and in full compliance with all applicable Laws.  Tenant’s right to use the Licensed Area is personal to Tenant and may not be separately assigned or sublet.

(e)           Noise.  The Generator may be used only (i) during emergencies, including power failures, brown-outs and outages, and (ii) when being tested.  Tenant shall test the Generator only during times when the noise will result in a minimum number of complaints about the noise from the Generator.  Specifically, Tenant may test the Generator between 6:00 pm and 9:00 pm,

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Mondays through Fridays, and between 9:00 am and 5:00 pm on Saturdays (collectively, the “Generator Test Times”), unless Landlord receives more than two (2) complaints from third parties during any consecutive six (6) month period about excess noise from the Generator during the Generator Test Times, in which event Landlord may change the Generator Test Hours by written notice to Tenant.  If Tenant desires to test the Generator at any time other than the Generator Test Hours, Tenant shall give Landlord written notice thereof at least five (5) Business Days prior to the day on which Tenant proposes to test the Generator, which notice shall include information reasonably necessary for Landlord to determine the advisability of such testing, including the proposed hours, and Landlord shall have the right, in Landlord’s sole and absolute discretion, to approve or disapprove such testing.  The Generator and Tenant’s use of the Licensed Area shall not interfere in any manner with Landlord’s or any tenant’s, occupant’s or licensee’s use or activities in the Building or on the Property and shall not damage or interfere with any facilities or equipment of any type installed by Landlord or any other person or entity, including without limitation, the Building Systems.  Tenant agrees, warrants and represents that if any such interference due to noise, or otherwise, occurs, then within two (2) Business Days after receiving written notice thereof from Landlord Tenant shall take whatever steps are required to correct such interference.  If despite Tenant’s steps to stop such interference, the interference continues, then Tenant shall discontinue using the Generator and any related equipment, except during emergencies and during Generator Test Times, as such times may be changed by Landlord from time to time, as provided above.  Tenant’s failure to promptly correct any such interference, as set forth herein, shall constitute an Event of Default and shall entitle Landlord to correct the cause of the interference, and to charge Tenant with all costs so incurred.  Tenant agrees that Landlord shall not be responsible for preventing or correcting any noise or other interference that may be caused due to Tenant’s Generator or its use and that Tenant shall be fully responsible for minimizing or preventing such noise or interference with other tenants caused by Tenant’s Generator or its use.

(f)            Title to Generator and Removal.  Tenant shall at all times remain the owner of the Generator, which shall not be deemed fixtures, notwithstanding its method of installation.  On or before the Expiration Date or earlier termination date of the Lease, Tenant shall (i) remove the Generator and any related equipment installed or constructed by Tenant, (ii) restore the Licensed Area and Building to the condition they were in upon installation of any Generator and related equipment, reasonable wear and tear excepted, and (iii) return the Licensed Area in broom-clean condition.  If Tenant does not remove the Generator and any of the related equipment, as required hereunder, Landlord may, at its sole option, either retain such items as its own, without any further actions, notice or compensation to Tenant, or remove and dispose of such items in any manner it chooses, restore the Property as required hereunder and charge Tenant for all costs incurred in that effort.

(g)           Relocation.  If required by any applicable governmental authority, then upon sixty (60) days prior written notice from Landlord, Tenant shall relocate the Generator to a different location designated by Landlord, which area shall become the new Licensed Area.

(h)           Indemnification and Waiver.  In addition to the indemnification of Landlord set forth in the Lease, Tenant shall indemnify, protect, defend and hold harmless Landlord from any Claims arising out of or resulting from, in whole or in part, any loss, injury or damage occurring

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or caused to any person or property during the Term (i) in or about the Licensed Area, arising from the acts or omissions of Tenant, its agents, employees, contractors, or others acting under its control or at its discretion, or by the existence of the Generator, or (ii) within the vicinity of the Building caused by the malfunction of the Generator; provided, however, that the foregoing indemnification by Tenant shall not apply to the extent any such Claims are proven by final judgment to have been caused by acts or omissions of Landlord that constitute gross negligence or willful misconduct.  This indemnification shall apply and be enforced to the fullest extent permitted by Law and shall survive termination or expiration of the Term.  Landlord shall not be liable to Tenant, and Tenant hereby waives all claims it may have against Landlord, for any loss, injury or damage to any person or property in or about the Licensed Area of the Building, or resulting from the Generator’s malfunction, any loss of use of the Generator from any cause, without limitation as to type or description and specifically including acts or omissions constituting the active or sole negligence of Landlord, but excluding from all of the foregoing the acts or omissions of Landlord that are proven by final judgment to constitute gross negligence or willful misconduct.  Notwithstanding any other provision of the Lease, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.  It is the intent of the foregoing provisions that Tenant shall look to its own insurance for payment or reimbursement for any such loss, damage, injury or liability.

42.           JANITORIAL SERVICES

Except for janitorial services provided by Tenant to the Initial Ground Floor Premises, Landlord shall provide janitorial services to the Premises in accordance with the provisions of Section 9.1 of the Lease.

43.           EXTENSION OPTION.

Provided that HemaCare Corporation, a California corporation, has not assigned this Lease or sublet any or all of the Premises other than to an Affiliate (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and o an Affiliate and shall not be transferable or exercisable for the benefit of any Transferee other than an Affiliate), and provided Tenant is not in default under this Lease at the time of exercise or at any time thereafter until the beginning of such extension of the Term, Tenant shall have the option (the “Extension Option”) to extend the Term for one (1) additional consecutive period of five (5) years (the “Extension Period”), by giving written notice to Landlord of the exercise of such Extension Option at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the initial Term (as such Term may have been automatically extended pursuant to Section 38 (c) above).  The exercise of the Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease.  Upon such exercise, the term of the Lease shall automatically be extended for the Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the

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exercise of the Extension Option.  The Extension Option shall terminate if not exercised precisely in the manner provided herein.  Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that:  (i) Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for the Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

(a)           “Fair Market Base Rental” shall mean the “fair market” Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), and the desirability, location in the building, size and quality of the space, included services, operating expenses and tax and expense stops or other escalation clauses, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison.  Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

(b)           Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental.  If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant’s notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property.  Landlord shall submit Landlord’s determination of Fair Market Base Rental and Tenant shall submit Tenant’s determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree).  The broker shall select either Landlord’s or Tenant’s determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant.  If Tenant’s determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker’s cost and fees.  If Landlord’s determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker’s cost and fees.

(c)           In the event the Fair Market Base Rental for the Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for the Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

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(d)           The term of this Lease, whether consisting of the Term alone or the Term as extended by the Extension Period (if the Extension Option is exercised), is referred to in this Lease as the “Term.”

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EXHIBIT E

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF FEBRUARY 10, 2006
BETWEEN
ECI SHERMAN PLAZA LLC, AS LANDLORD,
AND
HEMACARE CORPORATION, AS TENANT (“LEASE”)

APPROVED LETTER OF CREDIT FORM

COMERICA BANK
TELEX NO: 3772134 MNB INTL DET	INTERNATIONAL TRADE SERVICES
FAX NO: 310-297-2828	2321 ROSECRANS AVE., 5TH FLOOR
SWIFT: MNBDUS6S LAX	EL SEGUNDO, CA 90245

BENEFICIARY:	DATE OF ISSUE: MMDDYYYY
[INSERT NAME AND ADDRESS OF LANDLORD]

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [INSERT L/C NO.] IN YOUR FAVOR, FOR ACCOUNT OF HEMACARE CORPORATION, 21101 OXNARD STREET, WOODLAND HILLS, CA 91367(“TENANT”), FOR A SUM NOT EXCEEDING USD725,000.00(SEVEN HUNDRED TWENTY FIVE THOUSAND AND 00/100’S U.S. DOLLARS). AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON COMERICA BANK, WHEN ACCOMPANIED BY:

1. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY.

2. A STATEMENT BY BENEFICIARY, OR BY EITHER (A) EMBARCADERO CAPITAL PARTNERS, LLC, OR (B) HAMILTON VENTURES, INC., AUTHORIZED AGENTS OF BENEFICIARY (ON THE LETTERHEAD OF THE APPLICABLE ENTITY, DATED AND PURPORTEDLY SIGNED BY ONE PURPORTING TO BE AN OFFICER OF THE BENEFICIARY, OR SUCH AUTHORIZED AGENT, INDICATING THE NAME AND TITLE OF THE SIGNER) STATING ONE OF THE FOLLOWING:

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A. THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD IS ENTITLED TO DRAW ON THIS STANDBY LETTER OF CREDIT NO. (INSERT THE L/C NO.) PURSUANT TO THAT CERTAIN LEASE AGREEMENT DATED FEBRUARY 10, 2006 BETWEEN HEMACARE CORPORATION, AS TENANT AND [INSERT NAME OF LANDLORD], AS LANDLORD (THE “LEASE” FOR CERTAIN PREMISES LOCATED AT 15350 SHERMAN WAY, VAN NUYS, CALIFORNIA.

OR

B. THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD HAS RECEIVED A WRITTEN NOTICE OF COMERICA BANK’S ELECTION NOT TO EXTEND THEIR STANDBY LETTER OF CREDIT NO. [INSERT L/C NO.] AND HAS NOT RECEIVED A REPLACEMENT LETTER OF CREDIT OR ANY OTHER FINANCIAL ASSURANCE SATISFACTORY TO THE LANDLORD WITHIN AT LEAST THIRTY (30) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.

SPECIAL CONDITIONS:

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN ITS ENTIRETY (BUT NOT IN PART) ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO THE BENEFICIARY OR IS THE NEW OWNER OF CERTAIN STATED PROPERTY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST).  PAYMENT OF OUR CUSTOMARY TRANSFER FEES, IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

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IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST FORTY FIVE (45) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY OVERNIGHT COURIER THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTIFICATION WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER.  ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER COMERICA BANK STANDBY LETTER OF CREDIT NO. [INSERT L/C NO.]”

THIS STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS STANDBY LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS STANDBY LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT COMERICA BANK, INTERNATIONAL TRADE SERVICES, 2321 ROSECRANS AVE., 5TH FL., EL SEGUNDO, CA 90245, ATTN: STANDBY LETTER OF CREDIT DEPT, TEAM 42 ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, [INSERT EXPIRATION DATE] OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

EXCEPT TO THE EXTENT INCONSISTENT WITH THE EXPRESS PROVISIONS HEREOF, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 500.

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EXHIBIT F

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF FEBRUARY 10, 2006
BETWEEN
ECI SHERMAN PLAZA LLC, AS LANDLORD,
AND
HEMACARE CORPORATION, AS TENANT (“LEASE”)

CONSENT TO SUBLEASE

THIS AGREEMENT (“Agreement”) is made as of                          , by and among                                          (“Landlord”),                                               (“Sublessor”), and                                                   (“Subtenant”).

Recitals

A.                            Landlord is the landlord and Sublessor is the tenant under a lease dated                              (the “Prime Lease”), for approximately                               square feet of space (the “Premises”), located on the                        floor of the office building, known as                                 , located at                                            (the “Building”).  Capitalized terms not otherwise defined herein shall have the meanings given them in the Prime Lease.

B.                            Sublessor has requested that Landlord consent to the subletting by Sublessor to Subtenant of a portion of the Premises (“Sublet Premises”), pursuant to the Sublease dated                                (the “Sublease”), to which this Agreement is attached.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, Landlord hereby consents to the Sublease subject to and upon the following terms and conditions, as to each of which Sublessor and Subtenant expressly agree:

1.                             Nothing contained in this Agreement shall:

(a)                           operate as a consent to or approval or ratification by Landlord of any specific provisions of the Sublease or as a representation or warranty by Landlord, or cause Landlord to be estopped or bound in any way by any of the provisions of the Sublease, or

(b)                           be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Prime Lease, or (ii) any of Sublessor’s obligations under the Prime Lease, or (iii) any rights or remedies of Landlord under the Prime Lease or otherwise; or to

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enlarge or increase Landlord’s obligations or Sublessor’s rights under the Prime Lease or otherwise, or

(c)                           be deemed to make Subtenant a third party beneficiary of the provisions of the Prime Lease, or create or permit any direct right of action by Subtenant against Landlord for breach of the covenant of quiet enjoyment or any other covenant of Landlord under the Prime Lease, or

(d)                           be construed to waive any past, present or future breach or default on the part of Sublessor under the Prime Lease.

2.                             The Sublease shall be subject and subordinate at all times to the Prime Lease and to all of its provisions, covenants and conditions.  Except for rent payable under the Prime Lease, Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Prime Lease (including, without limitation, insurance requirements, as though Subtenant were the “Tenant” under the Prime Lease), for the period covered by the Sublease, but only to the extent applicable to the Sublet Premises.  In case of any conflict between the provisions of the Prime Lease and the provisions of the Sublease, the provisions of the Prime Lease shall prevail unaffected by the Sublease.

3.                             Neither the Sublease nor this consent thereto shall release or discharge Sublessor from any liability under the Prime Lease.  Sublessor shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the Prime Lease on the part of Sublessor to be performed and observed.  Any breach or violation of any provision of the Prime Lease by Subtenant shall be deemed to be, and shall constitute, a default by Sublessor in fulfilling such provision.

4.                             This consent by Landlord shall not be assignable or transferable and shall not be construed as a consent by Landlord to any further subletting by Sublessor or Subtenant or to any assignment by Sublessor of the Prime Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same, and, without limiting the generality of the foregoing, both Sublessor and Subtenant agree that Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party or in any other manner to transfer all or any part of Subtenant’s rights with respect to the Sublease or the Sublet Premises.  All provisions in the Prime Lease restricting or prohibiting transfer of Tenant’s interests shall also apply to restrict or prohibit transfer by Subtenant (but, except only as otherwise expressly provided to the contrary in this Agreement, no provisions in the Prime Lease permitting any transfer by Sublessor shall apply to permit any transfer by Subtenant).  This consent may not be construed as a consent by Landlord to any modification, amendment, extension or renewal of the Sublease, without Landlord’s prior written consent.

5.                             Sublessor hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease, including the Sublease, and agrees that Landlord, as assignee or as attorney-in-fact for Sublessor for purposes hereof, or a receiver for

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Sublessor appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Sublessor’s obligations to Landlord under the Prime Lease; provided, however, that Landlord grants to Sublessor at all times prior to occurrence of any breach or default by Sublessor under the Prime Lease a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default under the Prime Lease).  Sublessor and Subtenant agree that upon receipt of notice from Landlord directing Subtenant to pay the sublease rent directly to Landlord, Subtenant shall pay rent due under the Sublease to Landlord. Landlord shall credit Sublessor with any rent received by Landlord under such assignment, but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever serve to release Sublessor from any liability under the Prime Lease, except to the extent of the rent so credited.

6.                             Upon the expiration or any earlier termination of the term of the Prime Lease, the voluntary or involuntary surrender of the Prime Lease by Sublessor to Landlord, or a mutual cancellation of the Prime Lease by Landlord and Sublessor, the Sublease and its term shall terminate and Subtenant shall vacate the Premises on or before the effective date of such, termination.  In the event of the failure of Subtenant to so vacate the Premises, Landlord shall be entitled to enforce against Subtenant all of the rights and remedies available to a landlord against a tenant holding over after the expiration of a term.

7.                             Both Sublessor and Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Prime Lease, and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant occupying the Sublet Premises (including, but not limited to, any excess cost to Landlord of services furnished to or for the Sublet Premises).

8.                             Notwithstanding anything to the contrary contained in the Sublease, Landlord may require that requests for any service to be supplied by Landlord to the Sublet Premises, requests to alter the Sublet Premises, requests to further sublet the Sublet Premises or assign the Sublease, and other requests for Landlord’s consent or approval be made by Sublessor on behalf of Subtenant.

9.                             Sublessor and Subtenant each covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease.

10.                           Sublessor and Subtenant understand and acknowledge that Landlord’s consent to the Sublease expressed herein is not a consent to any improvement or alteration work to be performed in the Sublet Premises (including without limitation any improvement work contemplated in the Sublease), that Landlord’s consent for such work must be separately sought and that any such work shall be subject to all the provisions of the Prime Lease with respect thereto.

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11.                           In the event of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail.

12.                           In addition to complying with all provisions of the Prime Lease concerning estoppel certificates, Sublessor and Subtenant each also agree to execute and deliver from time to time upon request such other estoppel certificates as Landlord may require with respect to the Sublease.

13.                           In the event of any arbitration or action or proceeding at law or in equity between or among the parties to this Agreement as a consequence of any controversy, claim or dispute relating to this agreement or the breach thereof or to enforce any of the provisions and/or rights hereunder, the unsuccessful party or parties to such arbitration, action or proceeding shall pay to the successful party or parties all costs and expenses, including attorneys’ fees incurred therein by such successful party or parties.

14.                           Each of Subtenant and Sublessor, jointly and severally, shall indemnify, defend and hold Landlord harmless from and against any and all claims arising out of (i) Subtenant’s use of the Premises or any part thereof, or (ii) any activity, work or other thing done, permitted or suffered by Subtenant in or about the Building or the Premises, or any part thereof, or (iii) any breach or default in the performance of any obligation on Subtenant’s part to be performed under the terms of the Sublease or this Agreement, (iv) any act or negligence of Subtenant or any officer, agent, employee, contractor, servant, invitee or guest of Subtenant, or (v) any claim for brokerage commissions or other charges or expenses in connection with the Sublease; and in each case from and against any and all damages, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) arising in connection with any such claim or claims as described in clauses (i) through (v) above, or any action or proceeding brought thereon.  If any such action or proceeding be brought against Landlord, the indemnifying party, upon notice from Landlord, shall defend the same at the indemnifying party’s sole expense by counsel reasonably satisfactory to Landlord.  Subtenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage or loss to property or injury or death to persons, in, upon or about the Premises, from any cause, and Subtenant hereby waives all claims in respect thereof against Landlord.

15.                           This Agreement shall be construed in accordance with the laws of the State of California and, together with the Sublease and the Prime Lease, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

16.                           This Agreement is hereby incorporated into the Sublease and shall be attached to the Sublease.

[Remainder of the page purposely blank.  Signatures on following page.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LANDLORD:

By:
Name:
Title:

SUBLESSOR:

By:
Name:
Title:

SUBTENANT:

By:
Name:
Title:

5

EXHIBIT G

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF FEBRUARY 10, 2006
BETWEEN
ECI SHERMAN PLAZA LLC, AS LANDLORD,
AND
HEMACARE CORPORATION, AS TENANT (“LEASE”)

LOCATION OF GENERATOR

[Plan showing the location of
the Generator to be inserted.]

INITIALS:

Landlord
Tenant

1